ENERGY XXI GULF COAST, INC.

AND EACH OF THE GUARANTORS PARTY HERETO

16% SECOND LIEN JUNIOR SECURED NOTES DUE 2014

INDENTURE

Dated as of November 12, 2009

WILMINGTON TRUST FSB,

as Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06; 11.02
(d)	7.06
314(a)	4.03; 4.04; 11.02; 11.05
(b)	4.20; 13.05
(c)(1)	9.06; 11.04
(c)(2)	9.06; 11.04
(c)(3)	N.A.
(d)	13.04, 13.05
(e)	11.05
(f)	N.A.
315(a)	7.01; 7.02
(b)	7.05; 11.02
(c)	7.01
(d)	6.05; 7.01; 7.02
(e)	6.11
316(a) (last sentence)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.13
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318(a)	11.01
(b)	N.A.
(c)	11.01

N.A. means not applicable.
*  This Cross Reference Table is not part of this Indenture.

TABLE OF CONTENTS

i

Page

Exhibit E	Form of Notation of Guarantee	E-1
Exhibit F	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors	F-1

v

INDENTURE dated as of November 12, 2009 among Energy XXI Gulf Coast, Inc., a Delaware corporation, the Guarantors (as defined herein) and Wilmington Trust FSB and any and all successors thereto, as Trustee (the “Trustee”).

The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the  16% Second Lien Junior Secured Notes due 2014, Series A (the “Series A Notes”) and the 16% Second Lien Junior Secured Notes due 2014, Series B (the “Series B Notes” and, together with the Series A Notes, the “Notes”):

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01         Definitions.

“ACNTA” (Adjusted Consolidated Net Tangible Assets) means (without duplication), as of the date of determination:

(1)          the sum of:

(a)           discounted future net revenue from proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in a reserve report prepared as of the end of the Company’s most recently completed fiscal year, which reserve report is prepared or reviewed or audited by an independent petroleum engineer as to reserves accounting for at least 80% of all such discounted future net revenue and by the Company’s petroleum engineers with respect to any other such reserves covered by such report, as increased by, as of the date of determination, the discounted future net revenue from:

(1)           estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to acquisitions consummated since the date of such year-end reserve report, and

(2)           estimated crude oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward determinations of estimates of proved crude oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior year end) due to exploration, development or exploitation, production or other activities which reserves were not reflected in such year-end reserve report, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the discounted future net revenue attributable to

(3)           estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such year-end reserve report produced or disposed of since the date of such year-end reserve report and

(4)           reductions in the estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such year-end reserve report since the date of such year-end reserve report attributable to downward determinations of estimates of proved crude oil and natural gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report); provided, however, that, in the case of each of the determinations made pursuant to clauses (1) through (4), such increases and decreases shall be as estimated by the Company’s engineers, except that if as a result of such acquisitions, dispositions, discoveries, extensions or revisions, there is a Material Change, then such increases and decreases in the discounted future net revenue shall be confirmed in writing by an independent petroleum engineer;

(b)           the capitalized costs that are attributable to crude oil and natural gas properties of the Company and its Restricted Subsidiaries to which no proved crude oil and natural gas reserves are attributed, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements;

(c)           the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly financial statements; and

(d)           the greater of (I) the net book value on a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (II) the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Restricted Subsidiaries as of a date no earlier than the date of the Company’s latest audited financial statements;

(2)          minus, to the extent not otherwise taken into account in the immediately preceding clause (1), the sum of:

(a)           minority interests;

(b)           any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest audited financial statements;

(c)           the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company’s year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties;

(d)           the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company’s year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

(e)           the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production included in determining the discounted future net revenue specified in the immediately preceding clause (1)(a) (utilizing the same prices utilized in the Company’s year-end reserve report), would be necessary to satisfy fully the obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

If the Company changes its method of accounting for its oil and gas properties from the full cost method to the successful efforts method or a similar method of accounting, ACNTA will continue to be calculated as if the Company were still using the full cost method of accounting.

For the avoidance of doubt, for purposes of this definition, “the Company’s year-end end reserve report” shall mean the Company’s most recent reserve report or reports prepared by one or more of the Company’s independent petroleum engineers as of the last date of the Company’s most recent fiscal year.

“Acquired Debt” means, with respect to any specified Person:

(1)           Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)           Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Assets” means:

(1)           any assets used or useful in the Oil and Gas Business;

(2)           the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

(3)           Capital Stock constituting a minority in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) is primarily engaged in the Oil and Gas Business.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.  For the avoidance of doubt, the Parent and any of its existing or future Subsidiaries in addition to the Company and its Restricted Subsidiaries will be considered Affiliates of the Company.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to a Note at any redemption date, the greater of (x) 1.0% of the principal amount of such Note and (y) the excess of (A) the present value at such time of (1) redemption price of such Note as of June 15, 2011 (without regard to accrued and unpaid interest) plus (2) all required interest payments due on such Note through June 15, 2011, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for, or crediting of or to, beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, exchange or credit.

“Asset Sale” means:

(1)           the sale, lease, conveyance or other disposition of any properties or assets (including by way of a Production Payment or sale and leaseback transaction); provided that the disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 hereof, and/or Section 5.01 hereof, and not by Section 4.10 hereof;

(2)           the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries; and

(3)           any Collateral Disposition, subject to the proviso in clause (1) above.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1)           any single transaction or series of related transactions that involves properties or assets having a Fair Market Value of less than $2.5 million;

(2)           a transfer of assets between or among any of the Company and its Restricted Subsidiaries,

(3)           an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4)           the sale, lease or other disposition of hydrocarbons, equipment, inventory, accounts receivable or other properties or assets in the ordinary course of business, including, without limitation, any abandonment, farm-in, farm-out, lease or sublease of any oil and gas properties or the forfeiture or other disposition of such properties pursuant to standard form operating agreements, in each case in a manner customary in the Oil and Gas Business;

(5)           the sale or other disposition of cash or Cash Equivalents;

(6)           a Restricted Payment that is permitted in accordance with Section 4.07 or a Permitted Investment;

(7)           any trade or exchange by the Company or any Restricted Subsidiary of oil and gas properties or other properties or assets for oil and gas properties or other properties or assets owned or held by another Person, provided that the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash) is reasonably equivalent to the fair market value of the properties or assets (together with any cash) to be received by the Company or such Restricted Subsidiary, and provided further that any net cash or other assets or property received must be applied in accordance with Section 4.10, including the granting and perfecting of liens or such assets or property so received.

(8)           the creation or perfection of a Lien (but not the sale or other disposition of the properties or assets subject to such Lien); and

(9)           surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind.

“Attributable Debt” means, in respect of a sale and leaseback transaction, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

 “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.

“Board of Directors” means:

(1)           with respect to a corporation, the board of directors of the corporation;

(2)           with respect to a partnership, the board of directors of the general partner of the partnership; and

(3)           with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Saturday, Sunday, or any day on which banks in Houston, Texas or in New York, New York are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

“Capital Stock” means:

(1)           in the case of a corporation, corporate stock;

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)           in the case of a partnership or limited liability company, partnership interests or membership interests (whether general or limited); and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)           United States dollars;

(2)           securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3)           certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $250.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)           repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)           commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services and, in each case, maturing within one year after the date of acquisition; and

(6)           money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Cash Interest” means interest paid entirely in cash.

“Change of Control” means the occurrence of any of the following:

(1)           the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Capital Stock) of (a) the Parent and its Subsidiaries taken as a whole, (b) the Company or (c) the Company’s Restricted Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)           the adoption of a plan relating to the liquidation or dissolution of the Parent or the Company;

(3)           the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Parent or the Company, measured by voting power rather than number of shares, other than beneficial ownership by the Parent or any Subsidiary thereof, directly or indirectly, of Voting Stock of the Company, other than any such transaction in which a majority of the members of the Board of Directors of the Parent and the Company are Continuing Directors for at least one year following the consummation of such transaction, provided that such transaction satisfies the Credit Criteria (as defined below);

(4)           the first day on which a majority of the members of the Board of Directors of the Parent or the Company are not Continuing Directors, other than as a result of any transaction with another company primarily engaged in the Oil and Gas Business, the result of which is that a majority of the members of the Board of Directors of the Parent or the Company are not Continuing Directors, provided that as a result of such  transaction no “person” or “group” (other than Parent or any Subsidiaries thereof) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Parent or the Company, measured by voting power rather than number of shares, and provided further that such transaction satisfies the Credit Criteria; or

(5)           the Parent or the Company (or any parent thereof) consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Parent or the Company (or any parent thereof) in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent or the Company (or any parent thereof), as the case may be, is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company (or any parent thereof) outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (or any parent thereof) immediately after giving effect to such issuance; provided, however, that the consolidation or merger of any Subsidiary of the Parent (other than the Company and its Subsidiaries) shall not constitute a Change of Control if the Voting Stock of the Company continues to be owned directly or indirectly (through one or more Subsidiaries) by the Parent.

For purposes of clauses (3) and (4) of the foregoing definitions, the “Credit Criteria” are as follows:  (i) no Ratings Decline Event shall have occurred prior to closing of the transaction, (ii) on the date of the transaction, after giving effect thereto on a pro forma basis, each of the Specified Ratios would have improved over those immediately prior to such transaction (for purposes of calculating the Company’s Fixed Charge Coverage Ratio, excluding from the calculation of Fixed Charges any Fixed Charges on unsecured Indebtedness), and (iii) other than Indebtedness under the Credit Facilities and Notes under this Indenture, in no event shall any Funded Indebtedness of the Company or any Subsidiary be repurchased or prepaid in connection with the consummation of the underlying transaction.

“Clearstream” means Clearstream Banking, S.A.

“Collateral” means all property mortgaged under the Mortgages and any assets or other rights or other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations under this Indenture, the Notes or the applicable Guarantees is granted or purported to be granted under a Security Agreement or any other Security Document.

“Collateral Agent” means Wilmington Trust FSB until a successor replaces it in accordance with the provisions of a collateral agency agreement and thereafter means such successor.

“Collateral Disposition” means any sale, transfer or other disposition to the extent involving assets or other rights or property that constitute Collateral under the Security Documents.  The sale or issuance of Equity Interests in a Restricted Subsidiary that owns Collateral such that it thereafter is no longer a Restricted Subsidiary shall be deemed to be a Collateral Disposition of the Collateral owned by such Restricted Subsidiary.

“Commission” means the Securities and Exchange Commission.

“Company” means Energy XXI Gulf Coast, Inc., a Delaware corporation, and any and all successors thereto.

“Confidential Offering Circular” means the Company’s Confidential Offering Circular and Consent Solicitation Statement, dated September 4, 2009, regarding the issuance and exchange of the Series A Notes, forming a part of the Confidential Information Memorandum dated the date thereof, regarding the issuance and sale of the Initial Series B Notes.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)           provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)           consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (excluding any interest attributable to Dollar-Denominated Production Payments but including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Obligations, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(3)           depreciation, depletion and amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, exploration expense, and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion and amortization, impairment and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(4)           unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; minus

(5)           non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business; minus (to the extent included in determining Consolidated Net Income):

(6)           the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)           the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be excluded, except to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)           the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(3)           the cumulative effect of a change in accounting principles will be excluded;

(4)           income resulting from transfers of assets (other than cash) between the Company or any of its Restricted Subsidiaries, on the one hand, and an Unrestricted Subsidiary, on the other hand, will be excluded;

(5)           any write-downs of non-current assets will be excluded; provided that any ceiling limitation write-downs under Commission guidelines shall be treated as capitalized costs, as if such write-downs had not occurred;

(6)           any unrealized non-cash gains or losses or charges in respect of hedge or non-hedge derivatives (including those resulting from the application of FAS 133) will be excluded;

(7)           any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards will be excluded;

(8)           any item classified as an extraordinary, unusual or nonrecurring gain, loss or charge will be excluded;

(9)           all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness will be excluded; and

(10)           all Permitted Payments to Parent will be excluded.

In addition, notwithstanding the preceding, for the purposes of Section 4.07 only, there shall be excluded from Consolidated Net Income any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Parent or the Company, as applicable, who:

(1)           was a member of such Board of Directors on the Issue Date; or

(2)           was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means the Amended and Restated First Lien Credit Agreement entered into as of June 8, 2007 among the Company, as borrower, the various lenders named therein, and The Royal Bank of Scotland plc, as administrative agent, and the other financial institutions, providing for revolving credit borrowings, including any related Notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or secured capital markets financings, in each case with banks or other institutional lenders or institutional investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell receivables to) such lenders against such receivables), letters of credit or secured capital markets financings, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including refinancing with any capital markets transaction) in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Direct Parent” means Energy XXI USA, Inc., a Delaware corporation, and the direct parent of the Company, and any and all successors thereto.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

 “Equity Offering” means any public or private sale of Capital Stock (other than Disqualified Stock) made for cash on a primary basis by the Company after the Issue Date.

 “Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means notes issued in exchange for the Initial Series A Notes or the Initial Series B Notes in a Registered Exchange Offer pursuant to the Registration Rights Agreement.  Subject to Section 2.14 hereof, the Exchange Notes issued in exchange for the Initial Series A Notes and Initial Series B Notes may consist of a single series or separate series.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement which is considered incurred under Section 4.09(a)) in existence on the Issue Date, until such amounts are repaid.

“Existing Notes” means the Company’s 10% Senior Notes due 2013.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, as such price is determined in good faith by the Company (unless otherwise provided in this Indenture).

“First Lien Agent” means the Administrative Agent and any successor designated as such by the holders of First Lien Claims.

“First Lien Claims” means (1) Indebtedness under the Credit Agreement permitted pursuant to clause (1) of the definition of the term “Permitted Debt,” (2) First Lien Hedging Obligations, and (3) all other Obligations under the documents relating to Indebtedness described in clauses (1) and (2) above.

“First Lien Hedging Obligations” means all Hedging Obligations secured by any Collateral under the documents that secure Obligations under the Credit Agreement.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the applicable four-quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)           acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, subsequent to the commencement of the applicable four-quarter reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of such period, including any Consolidated Cash Flow, provided that any cost savings or operating improvements may be given such pro forma effect only if they are permitted by Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto);

(2)           the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and assets, operations or businesses disposed of prior to the Calculation Date, will be excluded;

(3)           the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and assets, operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)           the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs (excluding, however, prepayment penalties associated with repayment of debt from the proceeds of the sale of the Notes) and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)           the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)           any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(4)           the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that was not formed under the laws of the United States or any state of the United States or the District of Columbia and that conducts substantially all of its operations outside the United States.

“Funded Indebtedness” means all Indebtedness (including Indebtedness incurred under any revolving credit, letter of credit or working capital facility) that matures by its terms, or that is renewable at the option of any obligor thereon to a date, more than one year after the date on which such Indebtedness is originally incurred.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“Global Note Legend” means the legend set forth in Section 2.07(f)(1)(B) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Sections 2.02 and 2.07(b)(3) hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.  When used as a verb, “guarantee” has a correlative meaning.

“Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Guarantors” means the Parent, the Direct Parent and each Restricted Subsidiary of the Company that executes this Indenture as an initial Guarantor or that becomes a Guarantor in accordance with the provisions of this Indenture, in each case, together with their respective successors and assigns.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person incurred in the normal course of business and consistent with past practices and not for speculative purposes under:

(1)           interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into with one of more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred and not for purposes of speculation;

(2)           foreign exchange contracts and currency protection agreements entered into with one of more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in currency exchanges rates with respect to Indebtedness incurred and not for purposes of speculation;

(3)           any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of oil, natural gas or other commodities used, produced, processed or sold by that Person or any of its Restricted Subsidiaries at the time; and

(4)           other agreements or arrangements designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or currency exchange rates.

“Holder” means a Person in whose name a Note is registered.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and Production Payments interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“IAI Global Note” means a Global Note representing Initial Series A Notes or Initial Series B Notes substantially in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Intercreditor Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Initial Series A Notes or Initial Series B Notes sold to Institutional Accredited Investors.

“Indebtedness” means, with respect to any specified Person, without duplication,

(1)          all obligations of such Person, whether or not contingent, in respect of:

(a)           the principal of and premium, if any, in respect of outstanding (A) Indebtedness of such Person for money borrowed and (B) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(b)           all Capital Lease Obligations of such Person and all Attributable Debt in respect of sale and leaseback transactions entered into by such Person;

(c)           the deferred purchase price of property, which purchase price is due more than six months after the date of taking delivery of title to such property, including all obligations of such Person for the deferred purchase price of property under any title retention agreement, but excluding accrued expenses and trade accounts payable arising in the ordinary course of business; and

(d)           the reimbursement obligation of any obligor for the principal amount of any letter of credit, banker’s acceptance or similar transaction (excluding obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(2)          all net obligations in respect of Hedging Obligations except to the extent such net obligations are otherwise included in this definition;

(3)          all liabilities of others of the kind described in the preceding clause (1) or (2) that such Person has Guaranteed or that are otherwise its legal liability;

(4)          with respect to any Production Payment, any warranties or guaranties of production or payment by such Person with respect to such Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment;

(5)          Indebtedness (as otherwise defined in this definition) of another Person secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of

(a)           the full amount of such obligations so secured, and

(b)           the fair market value of such asset as determined in good faith by such specified Person;

(6)          Disqualified Stock of such Person or a Restricted Subsidiary in an amount equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(7)          the aggregate preference in respect of amounts payable on the issued and outstanding shares of preferred stock of any of the Company’s Restricted Subsidiaries that are not Guarantors in the event of any voluntary or involuntary liquidation, dissolution or winding up (excluding any such preference attributable to such shares of preferred stock that are owned by such Person or any of its Restricted Subsidiaries; provided, that if such Person is the Company, such exclusion shall be for such preference attributable to such shares of preferred stock that are owned by the Company or any of its Restricted Subsidiaries); and

(8)          any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (1), (2), (3), (4), (5), (6), (7) or this clause (8), whether or not between or among the same parties.

Subject to clause (4) of the preceding sentence, Production Payments shall not be deemed to be Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indenture Documents” means, collectively, this Indenture, the Notes, the Guarantees and the Security Documents.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Series A Notes” means the Series A Notes issued under this Indenture on the Issue Date.

“Initial Series B Notes” means the Series B Notes issued under this Indenture on the Issue Date.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Intercreditor Agreement” means the Intercreditor Agreement to be entered into concurrently with this Indenture, among the First Lien Agent, the Trustee and the Collateral Agent, the Company, the Direct Parent and the Subsidiary Guarantors, as the same may be amended, supplemented, restated or modified or replaced from time to time.

“Intercreditor Legend” means the legend set forth in Section 2.07(f)(3) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c) hereof.

“Issue Date” means the date on which Notes are first issued under this Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement not intended as a security agreement.

“Material Change” means an increase or decrease (excluding changes that result solely from changes in prices and changes resulting from the incurrence of previously estimated future development costs) of more than 25% during a fiscal quarter in the discounted future net revenues from proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (1)(a) of the definition of ACNTA; provided, however, that the following will be excluded from the calculation of Material Change:

(1)           any acquisitions during the fiscal quarter of oil and gas reserves that have been estimated by a nationally recognized firm of independent petroleum engineers and with respect to which a report or reports of such engineers exist; and

(2)           any disposition of properties existing at the beginning of such fiscal quarter that have been disposed of in compliance with the Section 4.10 hereof.

“Material Domestic Subsidiary” means any Domestic Subsidiary that is not a Guarantor, when taken together with all other Domestic Subsidiaries that are not Guarantors, that at the time of determination has either assets or quarterly revenues in excess of 3.0% of the consolidated assets or quarterly revenues of the Company and its Restricted Subsidiaries, in each case based upon the most recent quarterly financial statements available to the Company.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents granting Liens on the Company’s and its Restricted Subsidiaries’ Oil and Gas Properties to secure the Notes and the Guarantees.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)           any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

(2)           any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of, without duplication:

(1)           the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale,

(2)           taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements,

(3)           amounts required to be applied to the repayment of Indebtedness, other than under the Credit Facilities, secured by a Lien on the properties or assets that were the subject of such Asset Sale, and

(4)           any reserve for adjustment in respect of the sale price of such properties or assets established in accordance with GAAP.

“Net Working Capital” means:

(5)           all current assets of the Company and its Restricted Subsidiaries, minus

(6)           all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness;

in each case, on a consolidated basis and determined in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)           as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)           no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)           as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Notes” has the meaning assigned to it in the preamble to this Indenture.  The Series A Notes and Series B Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the “Notes” shall include the Notes issued on the Issue Date, any PIK Notes or PIK Payment and any Exchange Notes.

“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursements, damages, guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 11.05 hereof.

“Oil and Gas Business” means:

(1)           the acquisition, exploration, development, operation and disposition of interests in oil, natural gas and other hydrocarbon properties;

(2)           the gathering, marketing, treating, processing (but not refining), storage, selling and transporting of any production from those interests, including any hedging activities related thereto; and

(3)           any activity necessary, appropriate, incidental or reasonably related to the activities described above.

“Oil and Gas Properties” means:

(1)           Hydrocarbon Interests;

(2)           the Properties now or hereafter pooled or unitized with Hydrocarbon Interests;

(3)           all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any governmental authority) that may affect all or any portion of the Hydrocarbon Interests;

(4)           all operating agreements, contracts and other agreements, including production sharing contracts and agreements, that relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests;

(5)           all Hydrocarbons in and under and that may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests;

(6)           all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and

(7)           all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property that may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes, together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Opinion of Counsel” means an opinion in form and substance reasonably satisfactory to the Trustee from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.05 hereof.  The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Original Issue Discount Legend” means the legend set forth in Section 2.07(f)(4) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Parent” means Energy XXI (Bermuda) Limited, a Bermuda company, and the ultimate parent company of the Company, and any and all successors thereto.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business Investments” means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business, including through agreements, transactions, interests or arrangements that permit one to share risk or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including without limitation:

(1)           direct or indirect ownership of crude oil, natural gas, other related hydrocarbon and mineral properties or any interest therein or gathering, transportation, processing, storage or related systems; and

(2)           the entry into operating agreements, joint ventures, processing agreements, working interests, royalty interests, mineral leases, farm-in agreements, farm-out agreements, development agreements, production sharing agreements, area of mutual interest agreements, contracts for the sale, transportation or exchange of crude oil and natural gas and related hydrocarbons and minerals, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements (whether general or limited), or other similar or customary agreements, transactions, properties, interests or arrangements and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business, excluding, however, Investments in corporations and publicly traded limited partnerships.

“Permitted Investments” means:

(1)          any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)          any Investment in Cash Equivalents;

(3)          any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)           such Person becomes a Restricted Subsidiary of the Company; or

(b)           such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)          any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

(5)          any Investment in any Person, solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)          any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(7)          Investments represented by Hedging Obligations permitted pursuant to and in compliance with Section 4.09;

(8)          Permitted Business Investments; and

(9)          other Investments in any Person having an aggregate Fair Market Value (measured on the date such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments under this clause (9), that are at the time outstanding, not exceeding 2.0% of ACNTA.

“Permitted Liens” means:

(1)          Liens on any property or assets of the Company or any of its Restricted Subsidiaries securing Indebtedness and other Obligations under the Credit Facilities that are permitted under this Indenture;

(2)          Liens on any property or assets of the Company and any Guarantor securing Indebtedness under the Notes, the Guarantees or other Obligations under the Indenture Documents and the Security Documents;

(3)          Liens in favor of the Company or the Guarantors;

 (4)          Liens on property or assets of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(5)           Liens on property or assets existing at the time of acquisition of the property or assets by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not incurred in connection with the contemplation of, such acquisition;

(6)           Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(7)           Liens existing on the Issue Date;

(8)           Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(9)           Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(10)         Liens securing Hedging Obligations of the Company or any of its Restricted Subsidiaries;

(11)         Liens securing Indebtedness incurred (a) in connection with the acquisition by the Company or any Restricted Subsidiary of assets used in the Oil and Gas Business (including the office buildings and other real property used by the Company or such Restricted Subsidiary in conducting its operations); provided that (i) such Liens attach only to the assets acquired with the proceeds of such Indebtedness; (ii) such Indebtedness is not in excess of the purchase price of such fixed assets; and (iii) such Indebtedness is permitted to be incurred under Section 4.09 or (b) pursuant to clause (13) of the definition of “Permitted Debt”;

(12)         any Lien incurred in the ordinary course of business incidental to the conduct of the business of the Company or the Restricted Subsidiaries or the ownership of their property (including (a) easements, rights of way and similar encumbrances, (b) rights or title of lessors under leases (other than Capital Lease Obligations), (c) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or the Restricted Subsidiaries on deposit with or in the possession of such banks, (d) Liens imposed by law, including Liens under workers’ compensation or similar legislation and mechanics’, carriers’, warehousemen’s, materialmen’s, suppliers’ and vendors’ Liens, and (e) Liens incurred to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice;

(13)         Liens for taxes, assessments and governmental charges not yet due or the validity of which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP as in effect at such time;

(14)         Capital Lease Obligations not to exceed $10.0 million in aggregate principal amount; and

(15)         Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $10.0 million at any one time outstanding.

Notwithstanding the foregoing, the aggregate principal amount of the Indebtedness secured by the Permitted Liens shall not exceed the sum of (1) the aggregate principal amount of the Notes and any PIK Notes issued on or added to the principal amount of any series of Notes in payment of interest, (2) the aggregate principal amount available to be borrowed under the Credit Facilities at the time such Indebtedness was incurred, (3) Hedging Obligations, (4) Indebtedness incurred pursuant to clause (13) of the definition of Permitted Debt set forth in Section 4.09 for the purposes set forth therein and (5) Capital Lease Obligations not to exceed $10.0 million in aggregate principal amount.

“Permitted Parent Business” means:

(1)           the ownership of all of the Capital Stock of its existing Subsidiaries as of the Issue Date and any activities directly related to such ownership;

(2)           the performance of its obligations under and in connection with its Guarantee of the Notes and any existing and future Credit Facilities and the performance of similar obligations with respect to any Credit Facilities or other items of Indebtedness of future direct subsidiaries of Parent, in each case otherwise permitted to be incurred under Section 4.09 hereof;

(3)           the undertaking of any actions required by law, regulation or order, including to maintain its existence; and

(4)           directly engaging in the Oil and Gas Business or the ownership of the Capital Stock of other Persons that are corporations or limited liability companies or other Persons consisting of limited partnership interests in limited partnerships, in each case, engaged in the Oil and Gas Business.

“Permitted Payments to Parent Companies” means:

(1)           payments to the Parent or any of its Subsidiaries to permit them to pay their reasonable accounting, legal and administrative expenses when due, in an aggregate amount not to exceed $3.5 million per annum; and

(2)           for so long as the Company is a member of a group filing a consolidated or combined tax return with Parent or any Subsidiary thereof, payments to Parent or any Subsidiary thereof in respect of an allocable portion of the tax liabilities of such group that is attributable to the Company and its Subsidiaries (“Tax Payments”); provided that the Tax Payments do not exceed the amount of the relevant tax (including any penalties and interest) that the Company would owe if the Company were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Company and such Subsidiaries from other taxable years.  Any Tax Payments received from the Company shall be paid over the appropriate taxing authority within 30 days of Parents’ receipt of such Tax Payments or refunded to the Company.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)           the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)           such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged;

(3)           if the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)           such Indebtedness is not incurred by a Restricted Subsidiary of the Company if the Company is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, however, that a Restricted Subsidiary that is also a Guarantor may guarantee Permitted Refinancing Indebtedness incurred by the Company, whether or not such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“PIK Interest” means interest paid either through the making of PIK Payments or the issuance of PIK Notes.

“Private Placement Legend” means the legend set forth in Section 2.07(f)(1) hereof to be placed on all Initial Series A Notes and Initial Series B Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proved Developed Producing Reserves” has the meaning ascribed to such term in the Credit Agreement.

“Proved Reserves” has the meaning ascribed to such term in the Credit Agreement.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“QIB Global Note” means a Global Note representing Initial Series A Notes or Initial Series B Notes substantially in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Intercreditor Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Initial Series A Notes or Initial Series B Notes sold to QIBs.

“Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a Board Resolution) which shall be substituted for S&P or Moody’s, or both, as the case may be.

“Rating Category” means:

(5)           With respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, Class C, CC, C and D (or equivalent successor categories); and

(6)           With respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Class A, Ca, C and D (or equivalent successor categories).

“Ratings Decline Event” means (a) a decrease in the rating of the Notes by either Moody’s or S&P (or if either or both shall not make a rating on the Notes publicly available, another nationally recognized statistical rating agency or agencies that does so) by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).  In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Ratings Categories, namely + or - for S&P, and 1, 2 and 3 for Moody’s will be taken into account; for example, in the case of S&P, a Ratings Decline Event either from BB+ to BB or BB to BB- will constitute a decrease of one gradation or (b) a public announcement by either such Rating Agency that it has placed its rating of the Notes under review with negative implications of a possible decrease as described in clause (a).

“Registered Exchange Offer” has the meaning set forth for the term “Exchange Offer” in Section 2(a) of the Registration Rights Agreement.

“Registration Rights Agreement” means one or more Registration Rights Agreements dated as of November 12, 2009 among the Company, the Guarantors party thereto and the Purchasers party thereto, with respect to one or more Registered Exchange Offers for the Initial Series A Notes and Initial Series B Notes.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note representing Initial Series A Notes or Initial Series B Notes and bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note representing Initial Series A Notes or Initial Series B Notes and bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.  Any Subsidiary of the Company that owns Collateral shall be deemed to be a Restricted Subsidiary of the Company.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Second Lien Agent” means the Collateral Agent.

“Second Lien Claims” means (1) Indebtedness under the Notes of any series, including any issued or added to the principal amount thereof in payment of interest thereon and the Guarantees permitted pursuant to clause (3) of the definition of the term Permitted Debt and (2) all other Obligations related to the Indebtedness described in clause (1) above.

“Secured Obligations” means the First Lien Claims and Second Lien Claims.

“Secured Parties” means the holders of the First Lien Claims, the First Lien Agent, the Holders of the Second Lien Claims, the Second Lien Agent and the Trustee.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means one or more Second Lien Security Agreements, dated as of the Issue Date, made by the Company, the Direct Parent and the Subsidiary Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

“Security Documents” means any one or more of the Intercreditor Agreement, the Security Agreement, each Mortgage and any other security agreements, pledge agreements, mortgages, deeds of trust or other grants or transfers for security executed and delivered by the Company, the Guarantors or any other obligor under this Indenture creating, or purporting to create, a Lien upon Collateral in favor of the Trustee for the benefit of the Holders of the Notes, in each case as amended, modified, renewed, restated or replaced, in whole or part, from time to time, in accordance with its terms.

“Senior Debt” means all Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinate in right of payment to the Notes or any Guarantee, and all Obligations with respect to the foregoing.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“S&P” means Standard & Poor’s Rating Service, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Special Ratings Interest” means, with respect to both series of Notes, additional Cash Interest payable if one of Moody’s or S&P shall fail to issue a rating of the Notes within six months of the Issue Date due a failure by the Company to use its reasonable best efforts to cause such a rating to be issued, including by failing to promptly respond to any request for information or similar requests by one or both of such Rating Agencies, in which case Cash Interest thereon will be increased by 50 basis points until at least one of such Rating Agencies shall have delivered its rating.

“Special Registration Interest” means, with respect to the Initial Series A Notes and Initial Series B Notes, additional Cash Interest payable as set forth in the Registration Rights Agreement.

“Specified Ratios” means, collectively, (a) the Company’s Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available, (b) the Company’s Total Leverage Ratio (as defined in the Credit Agreement as in effect on the Issue Date) as of the most recent balance sheet date for which internal financial statements are available, and (c) the ratio of the Company’s Total Debt to Proved Reserves (as each such term is defined in the Credit Agreement as in effect on the Issue Date).  For purposes of the calculations in clause (c), (i) Total Debt will be as of the most recent balance sheet date for which internal financial statements are available and (ii) Proved Reserves will be as set forth in the Company’s year-end reserve report in accordance with the definition of “ACNTA,” prepared by one or more of the Company’s independent petroleum engineers as of the last date of the Company’s most recent fiscal year, as adjusted for subsequent acquisitions, dispositions, discoveries, extensions or revisions, if any, as provided for in the definition of “ACNTA.”

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means any Indebtedness that is subordinated in right of payment to the rights of the Holders of the Notes.

“Subsidiary” means, with respect to any specified Person:

(1)           any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)           any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof), or (c) as to which such Person and its Subsidiaries are entitled to receive more than 50% of the assets of such partnership upon its dissolution.

“Subsidiary Guarantors” means each Restricted Subsidiary of the Company that executes this Indenture as an initial Guarantor or that becomes a Guarantor in accordance with the provisions of this Indenture and their respective successors and assigns.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Treasury Rate” means, with respect to the Notes as of any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to June 15, 2011; provided, however, that if the period from the redemption date to June 15, 2011 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to the final maturity of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means Wilmington Trust FSB until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of the Company, but only to the extent that such Subsidiary:

(1)           has no Indebtedness other than Non-Recourse Debt;

(2)           is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)           is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)           has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof.  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and any Lien of such Subsidiary will be deemed to be incurred as of such date, and if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof or such Lien is not permitted to be incurred as of such date under Section 4.12 hereof, then, in either case, the Company will be in default of such covenant.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all related undertakings and obligations.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)           the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)           the then outstanding principal amount of such Indebtedness.

Section 1.02       Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11
“Asset Sale Offer”	3.09
“Authentication Order”	2.03
“Calculation Agent”	4.01
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Collateral Disposition Proceeds Account”	4.10
“Covenant Defeasance”	8.03
“DTC”	2.04
“Event of Default”	6.01
“incur”	4.09
“Interest Accrual Period”	4.01
“Interest Payment Date”	Exhibit A
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.04
“Payment Default”	6.01
“Permitted Debt”	4.09
“PIK Notes”	2.01
“PIK Payment”	2.01
“Purchase Date”	3.09
“Record Date”	Exhibit A
“Registrar”	2.04
“Restricted Payments”	4.07
“Second Priority Lien”	13.02
“Services”	4.11
“Trustee”	Preamble

Section 1.03     Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture Trustee” or “institutional Trustee” means the Trustee; and

“obligor” on the Notes and the Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04      Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and in the plural include the singular;

(5)           “will” shall be interpreted to express a command;

(6)           provisions apply to successive events and transactions; and

(7)           references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES

Section 2.01       Amount of Notes.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture on the Issue Date is $338,000,000, comprised of $278,000,000 in initial aggregate principal amount of Initial Series A Notes and $60,000,000 in initial aggregate principal amount of Initial Series B Notes.

In connection with the payment of PIK Interest in respect of the Notes, the Company is entitled to, without the consent of the Holders and without regard to Section 4.09, (a) in the case of the Global Notes, increase the outstanding principal amount of the Global Notes of the applicable series (the “PIK Payment”) or (b) in the case of Definitive Notes, issue additional Definitive Notes of the applicable series (the “PIK Notes”) under this Indenture on the same terms and conditions as the Notes.

The Series A Notes and the Series B Notes, including any PIK Notes or PIK Payment on either series of Notes shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Section 2.02        Form and Dating.

(a)           General.  The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note will be dated the date of its authentication.  The Notes shall be initially issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)           Global Notes.  Notes of either series issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.  The parties hereto expect that each Global Note (including any PIK Payment thereon) will be credited by the Depositary for the accounts of the Participants in accordance with the Applicable Procedures, in amounts proportionate to each such Participant’s respective beneficial interests in the Global Note, rounded as appropriate to the most precise increment provided by the Applicable Procedures, which the parties hereto understand, in the case of DTC as of the Issue Date, is the nearest $1.00.

Section 2.03        Execution and Authentication.

The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer (who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company), (a) Notes for original issue on the Issue Date in an aggregate principal amount of $338,000,000, consisting of $278,000,000 aggregate principal amount of Initial Series A  Notes and $60,000,000 aggregate principal amount of Initial Series B Notes, (b) subject to the terms of this Indenture, additional Notes for original issue after the Issue Date, provided that the aggregate principal amount of Notes issued on and after the Issue Date (other than PIK Notes and PIK Payments) shall not exceed $338,000,000, (c) the Exchange Notes for issue in a Registered Exchange Offer pursuant to the Registration Rights Agreement for a like principal amount of Initial Series A Notes and a like principal amount of Initial Series B Notes exchanged pursuant thereto or otherwise pursuant to an effective registration statement under the Securities Act and (d) any PIK Notes issued or PIK Payment made in payment of interest.  Such order shall specify the amount of separate Note certificates to be authenticated, the principal amount of each of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, the registered holder of each of the Notes and delivery instructions and whether the Notes are to be Initial Series A Notes, Initial Series B Notes, Exchange Notes or PIK Notes.  Notwithstanding anything to the contrary in this Indenture or Exhibit A, any issuance of Notes after the Issue Date shall be in a principal amount of at least $2,000 and integral multiples of $1,000 in excess of $2,000, subject to last sentence of this Section 2.03 in connection with the issuance of PIK Notes; provided, however, that Notes may be issuable in denominations of less than $2,000 to the extent necessary to accommodate book-entry positions that have been created in denominations of less than $2,000 by DTC.

At least one Officer must sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by one Officer (who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company) (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any PIK Notes and Exchange Notes.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.08 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

On any Interest Payment Date on which the Issuer pays PIK Interest with respect to a Global Note, the Trustee shall increase the principal amount of such Global Note by an amount equal to the interest payable, rounded up to the nearest $1,000, for the relevant interest period on the principal amount of such Global Note as of the relevant Record Date for such Interest Payment Date, to be allocated for the credit of the Participants on such Record Date, pro rata in accordance with their interests and subject to the procedures of DTC, and an adjustment shall be made on the books and records of the Trustee (if it is then the Note Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Note Custodian, to reflect such increase.  On any Interest Payment Date on which the Issuer pays PIK Interest with respect to a Definitive Note, the Issuer shall issue PIK Notes in payment of such PIK Interest, and the principal amount of any such PIK Notes issued to any Holder, for the relevant interest period as of the relevant Record Date for such Interest Payment Date, shall be rounded up to the nearest $1.00.  Any amount by which such interest payable on either (i) a Global Note shall be rounded up to the nearest $1,000, or (ii) a Definitive Note shall be rounded up to the nearest $1.00, shall be solely the obligation of, and at the expense of, the Company.

Section 2.04        Registrar and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar will keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Trustee will initially act as Paying Agent and Registrar.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.05        Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.06        Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

Section 2.07       Transfer and Exchange.

(a)           Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Company for Definitive Notes if:

(1)           the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary;

(2)           the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3)           there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b) or 2.07(c) hereof.

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)           Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(1).

(2)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)         both:

(1)           a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2)           instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)         both:

(1)           a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2)           instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above;

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.07(i) hereof.

(3)           Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(2) above and the Registrar receives the following:

(A)           If the transferee will take delivery in the form of a beneficial interest in the QIB Global Note, then the transferor must deliver a certificate in the form of  Exhibit B hereto, including the certifications in item (1) thereof; and

(B)           if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (2)(d) thereof, if applicable.

(c)          Transfer or Exchange of Beneficial Interests for Definitive Notes; Restricted Definitive Notes.  If in accordance with Section 2.07(a) a beneficial interest in a Restricted Global Note is to be exchanged for a Restricted Definitive Note or transferred to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

(B)           if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(a) thereof;

(D)           if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraph (B) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (2)(d) thereof, if applicable;

(E)           if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(b) thereof; or

(F)           if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(d)          Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)          Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)           if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof;

(B)           if such Restricted Definitive Note is being transferred to a QIB a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(a) thereof;

(D)           if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) and (C) of this Section 2.07(d), a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (2)(d) thereof, if applicable;

(E)           if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(b) thereof; or

(F)           if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the QIB Global Note, and in all other cases, the IAI Global Note.

(e)          Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

(1)          Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)           If the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)           if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (2)(d) thereof, if applicable.

(f)          Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)          Private Placement Legend.

(A)           Except as permitted by subparagraph (B) of this Section 2.07(f)(1), each Restricted Global Note and each Restricted Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO THE EXTENT THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR TRANSFER AGENT.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

(B)           Notwithstanding the foregoing, any Global Note or Definitive Note shall not bear the Private Placement Legend if it is (I) a Series A Note held by a Holder other than an affiliate (as defined in Rule 144), (II) an Exchange Note issued pursuant to subparagraph (g) of this Section 2.07 (or issued in exchange therefore or in substitution thereof), (III) is subject to an Opinion of Counsel to the Trustee reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the Securities Act or (IV) is otherwise sold pursuant to an effective registration statement under the Securities Act.

(2)          Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF ENERGY XXI GULF COAST, INC.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)          Intercreditor Agreement Legend.  So long as the Intercreditor Agreement shall be in effect, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE TERMS OF THIS SECURITY ARE SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENT, DATED NOVEMBER 12, 2009, BY AND AMONG THE FIRST LIEN AGENT, WILMINGTON TRUST FSB, AS TRUSTEE AND COLLATERAL AGENT, THE COMPANY, ENERGY XXI (USA), INC. AND THE SUBSIDIARY GUARANTORS.”

(4)          Original Issue Discount Legend.  If required by U.S. Treasury regulations, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE.  THE ISSUE DATE IS NOVEMBER 12, 2009.  INFORMATION REGARDING THE ISSUE PRICE, THE YIELD TO MATURITY AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT UNDER THIS NOTE CAN BE PROMPTLY OBTAINED BY SENDING A WRITTEN REQUEST TO THE TREASURER OF THE ISSUER AT 1021 MAIN, SUITE 2626, HOUSTON, TEXAS 77002.”

(g)          Registered Exchange Offer.  Upon the occurrence of the Registered Exchange Offer in accordance with the Registration Rights Agreement, the Company shall execute and issue and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof, the Trustee shall authenticate:

(1)          one or more Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable letters of transmittal that (A) they are not Broker-Dealers (as defined in the Registration Rights Agreement), (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and

(2)          Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable letters of transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.

Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Trustee shall deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

(h)          Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)          General Provisions Relating to Transfers and Exchanges.

(1)           To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.03 hereof or at the Registrar’s request.

(2)          No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

(3)          The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)          All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)          Neither the Registrar nor the Company will be required:

(A)           to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)           to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)           to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)           Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)           The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.03 hereof.

(8)           All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.08	Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09	Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding.  Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.10	Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.11	Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.12	Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act).  Certification of the destruction of all canceled Notes will be delivered to the Company.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13	Defaulted Interest.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and interest at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14	CUSIP Number.

The Company in issuing the Notes may use “CUSIP,” “ISIN” or such other numbers, and if so, the Trustee shall use such CUSIP, ISIN or such other numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or such other numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall promptly notify the Trustee of any change in the CUSIP, ISIN or such other number.  Upon the consummation of the Registered Exchange Offer, subject to compliance with applicable U.S. federal income tax law, the Company shall submit an appropriate application to CUSIP Global Services, an entity managed on behalf of the American Bankers Association by S&P, to assign to the Exchange Notes issued in exchange for the Initial Series A Notes and the Initial Series B Notes the same CUSIP Identifier(s).

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01	Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1)          the clause of this Indenture pursuant to which the redemption shall occur;

(2)          the redemption date;

(3)          the principal amount of Notes to be redeemed; and

(4)          the redemption price.

Section 3.02	Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis unless otherwise required by law or applicable stock exchange requirements.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected will be in amounts of $2,000 and integral multiples of $1,000 in excess thereof; no Notes in denominations of $2,000 or less may be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased, subject in the case of Global Notes, to the procedures of DTC.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03	Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 10 hereof.

The notice will identify the Notes to be redeemed and will state:

(1)          the redemption date;

(2)          the redemption price;

(3)          if the Notes are being redeemed in part:

(a)           the Trustee shall select Notes for redemption as follows: i) if the relevant Notes are listed on any national securities exchange, in compliance with the requirements of such exchange on which the Notes are listed; or ii) on a pro rata basis; and in either case, not in parts of $2,000 or less;

(b)           the portion of the principal amount of such Notes to be redeemed and that, after the redemption date upon surrender of such Notes, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note; the name and address of the Paying Agent;

(4)          that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)          that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(6)          the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(7)          that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date (or a shorter period as agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 3.03 above.

Section 3.04	Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  A notice of redemption may not be conditional.

Section 3.05	Deposit of Redemption or Purchase Price.

No later than 10:00 a.m. Eastern Time on the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money in the currency or currency unit in which the Notes are payable sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06	Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07	Optional Redemption.

(a)           Except as set forth in clauses (b) and (c) of this Section 3.07, the Notes shall not be redeemable at the option of the Company prior to June 15, 2011.  Beginning on June 15, 2011, the Company may redeem all or a portion of the Notes, at once or over time, after giving the notice required pursuant to Section 3.03 hereof, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month periods beginning on June 15 of the years set forth below:

Period	Percentage
2011	106.500%
2012	103.250%
2013 and thereafter	100.000%

(b)           At any time and from time to time prior to June 15, 2011, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under this Indenture at a redemption price (expressed as a percentage of principal amount) equal to 110% of the principal amount thereof, plus accrued and unpaid interest, if any, on the Notes to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) with the net cash proceeds of one or more Equity Offerings by the Company, provided, however, that (i) at least 65% of the aggregate principal amount of the Notes (including PIK Notes or PIK Payments) remains outstanding immediately after giving effect to such redemption (excluding Notes held by the Company or its Subsidiaries); and (ii) any such redemption shall be made within 90 days of the date of closing of such Equity Offering.

(c)           At any time prior to June 15, 2011, the Company may at its option redeem the Notes in whole or in part, at once or over time, after giving the notice required pursuant to Section 3.03 hereof, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).

(d)           Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

(e)           Except as provided in this Section 3.07, the Notes will not be redeemable at the Company’s option prior to their Stated Maturity.

Section 3.08	Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09	Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below and in Sections 4.10(c), (d), (e) and (f):

(a)          The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets.

(b)          The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).

(c)          No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer.  Payment for any Notes so purchased will be made in the same manner as interest payments are made.

(d)          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(e)          Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee.  The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The notice, which will govern the terms of the Asset Sale Offer, will state:

(1)           that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(2)           the Offer Amount, the purchase price and the Purchase Date;

(3)           that any Note not tendered or accepted for payment will continue to accrue interest;

(4)           that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5)           that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in amounts of $2,000 and in integral multiples of $1,000 in excess thereof only;

(6)           that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7)           that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8)           that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Company will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, will be purchased); provided, that no Notes in denominations of $2,000 or less shall be purchased in part, except that if all of the Notes of a Holder are to be purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be purchased, subject, in the case of Global Notes, to the procedures of DTC; and

(9)           that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09.  The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 4.10 of this Indenture by virtue of such conflict.

ARTICLE 4
COVENANTS

Section 4.01         Payment of Notes.

The Company will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in this Indenture and the Notes.  Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.  The Company shall pay Special Registration Interest on the Initial Series A Notes and Initial Series B Notes, if any, in the same manner, on the dates and in the amounts set forth in the Registration Rights Agreement, the Initial Series A Notes, the Initial Series B Notes and in this Indenture.  The Company shall pay Special Ratings Interest on the Series A Notes and Series B Notes, if any, in the same manner, on the dates and in the amounts set forth in the Notes and in this Indenture.

Section 4.02          Maintenance of Office or Agency.

The Company will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04 hereof.

Section 4.03          Reports.

(a)           Whether or not required by the Commission, so long as any notes are outstanding, the Parent will file with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing), and the Parent will furnish to the Trustee and, upon its request, to any of the Holders, within five Business Days of filing, or attempting to file, the same with the Commission:

(1)           all quarterly and annual financial and other information with respect to the Parent and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Parent were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Parent’s certified independent accountants;

(2)           all current reports that would be required to be filed with the Commission on Form 8-K if the Parent were required to file such reports; and

(3)           unaudited quarterly and audited annual financial statements of the Company and its Subsidiaries.

(b)           If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by paragraph (a) of this Section 4.03 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(c)           In addition, the Company and the Guarantors agree that, for so long as any Notes remain outstanding during any period when the Company or the Parent is not subject to Section 13 or 15(d) under the Exchange Act or otherwise permitted to furnish to the SEC certain information 12g3-2(b) of the Exchange Act, they will furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04          Compliance Certificate.

(a)           The Company and each Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)           So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05          Taxes.

The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06          Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07          Restricted Payments.

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)           declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or payable to the Company or a Restricted Subsidiary of the Company);

(2)           purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3)           make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except a payment of interest or principal at the Stated Maturity thereof; or

(4)           make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(5)           no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(6)           the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

(7)           such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after June 8, 2007 (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7), (8), (9) and (10) of paragraph (b) of this Section 4.07), is less than the sum, without duplication, of:

(A)           50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from April 1, 2007 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(B)           100% of the aggregate net cash proceeds received by the Company (including the Fair Market Value of any Additional Assets to the extent acquired in consideration of Equity Interests of the Company (other than Disqualified Stock)) after the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

(C)           to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

(D)           to the extent that any Unrestricted Subsidiary of the Company designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (i) the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

(b)           So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1)           the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration, the dividend would have complied with the provisions of this Indenture;

(2)           the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness of the Company or any Subsidiary Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(B) of the preceding paragraph;

(3)           the defeasance, redemption, repurchase, retirement or other acquisition of Subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(4)           the payment of any dividend by a wholly-owned Restricted Subsidiary of the Company to the Company or a Restricted Subsidiary;

(5)           the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former director or employee of the Company or any of its Restricted Subsidiaries pursuant to any director or employee equity subscription agreement or plan, stock option agreement or similar agreement or plan; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.0 million in any twelve-month period;

(6)           the acquisition of Equity Interests by the Company in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise;

(7)           so long as no Default has occurred and is continuing, upon the occurrence of a Change of Control or an Asset Sale and within 60 days after the completion of the offer to repurchase the Notes pursuant to Section 4.15 or Section 4.10 (including the purchase of all Notes tendered), any purchase, repurchase, redemption, defeasance, acquisition or other retirement for value of Subordinated Indebtedness required under the terms thereof as a result of such Change of Control or Asset Sale at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any, provided that, in the notice to Holders relating to a Change of Control or Asset Sale hereunder, the Company shall describe this clause (7);

(8)           the payment of cash in lieu of fractional shares of Capital Stock in connection with any transaction otherwise permitted under this Indenture;

(9)           Permitted Payments to Parent Companies; and

(10)         other Restricted Payments in an aggregate amount since the Issue Date not to exceed $20.0 million.

(c)           The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of the Company, whose determination shall be evidenced by a resolution of the Board of Directors of the Company.  Such Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $20.0 million.  Not later than the date of making any Restricted Payment under the first paragraph of this covenant the Company will deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.  For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (10), the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this covenant.

Section 4.08          Dividend and Other Payment Restrictions Affecting Subsidiaries.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)           pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries;

(2)           make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)           transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(4)           agreements governing Existing Indebtedness and Credit Facilities (including agreements related to First Lien Claims under the Credit Facility) as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(5)           this Indenture, the Notes, the Guarantees, the Intercreditor Agreement and the other Security Documents;

(6)           applicable law;

(7)           any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(8)           customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(9)           purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

(10)         any agreement for the sale or other disposition of a Restricted Subsidiary of the Company that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(11)         Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(12)        agreements governing other Indebtedness of the Company and one or more Restricted Subsidiaries permitted under this Indenture, provided that the restrictions in the agreements governing such Indebtedness are not materially more restrictive, taken as a whole, than those in this Indenture;

(13)         Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;

(14)         provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements, agreements respecting Permitted Business Investments and other similar agreements entered into in the ordinary course of business; and

(15)         restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.09          Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), neither the Company nor any Guarantor (other than Parent and the Direct Parent) will issue any Disqualified Stock and the Company will not permit any of its other Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued, would have been at least 2.5 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)           The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)           the incurrence by the Company and or any Guarantor of additional Indebtedness (including letters of credit) under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed an amount equal to the greater of (a) $400.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries since the Issue Date to repay revolving credit Indebtedness under the Credit Facilities and effect a corresponding commitment reduction thereunder pursuant to Section 4.10 hereof and (b) 30% of ACNTA as of the date of such incurrence;;

(2)           the incurrence by the Company or any of its Restricted Subsidiaries of the Existing Indebtedness;

(3)           the incurrence by the Company and the Guarantors of Indebtedness represented by the Series A Notes, Series B Notes and any PIK Notes or PIK Payment on any series of Notes and the related Guarantees to be issued on the Issue Date and any Exchange Notes and related Guarantees;

(4)           the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to, refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $10.0 million at any time outstanding;

(5)           the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clauses (2), (3), (12) or (13) of this Section 4.09(b) or this clause (5);

(6)           the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(A)           if the Company is the obligor on such Indebtedness and a Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, or if a Guarantor is the obligor on such Indebtedness and neither the Company nor another Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Guarantee of such Guarantor; and

(B)           any (i) subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company, and (ii) sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company,

will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)           the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations;

(8)           the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or any Guarantor that was permitted to be incurred by another provision of this Section 4.09;

(9)           the incurrence by the Company or any of its Restricted Subsidiaries of obligations relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice;

(10)         the incurrence by the Company or any of its Unrestricted Subsidiaries of Non-Recourse Debt of an Unrestricted Subsidiary provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary that is not permitted by this clause (10);

(11)         the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance, surety and similar bonds issued for the account of the Company and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of the Company and any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each other than an obligation for money borrowed);

(12)         Indebtedness of a Restricted Subsidiary incurred and outstanding on the date on which such Restricted Subsidiary was acquired by, or merged into, the Company or any Restricted Subsidiary (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.09(a) after giving effect to the incurrence of such Indebtedness pursuant to this clause (12);

(13)         Indebtedness (including secured Indebtedness) of the Company or any of its Restricted Subsidiaries incurred (a) to provide all or any portion of the funds utilized to consummate a transaction pursuant to which assets are acquired or another Person becomes a Restricted Subsidiary or is otherwise acquired by the Company or (b) in connection with, or in contemplation of, such acquisition; provided, however, that after giving effect to such transaction on a pro forma basis, (i) the Specified Ratios would have improved over those immediately prior to such transaction (solely for purposes of the calculation of the Fixed Charge Coverage Ratio pursuant to this clause (13), excluding from Fixed Charges any Fixed Charges relating to unsecured Indebtedness) and (ii) no Ratings Decline Event shall occur;

(14)         the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from agreement of the Company or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Subsidiary, provided that the maximum aggregate liability in respect of all such indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition; and

(15)         the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, not to exceed $25.0 million.

Notwithstanding the foregoing, the Company may not refinance Funded Indebtedness requiring the Company to repurchase or repay such Funded Indebtedness upon a change of control that would not constitute a Change of Control under this Indenture, unless this Indenture is amended to provide Holders of the Notes the same rights upon the occurrence of such a change of control as those provided to holders of such Funded Indebtedness.

For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) of this Section 4.09, or is entitled to be incurred pursuant to Section 4.09(a), the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this covenant.

The amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.  Indebtedness of any Person existing at the time such Person becomes a Restricted Subsidiary shall be deemed to have been incurred by the Company and the Restricted Subsidiary at the time such Person becomes a Restricted Subsidiary.  The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms (including, without limitation, any PIK Notes or PIK Payments), and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

Section 4.10          Asset Sales.

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale (including a Collateral Disposition) unless:

(1)           the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2)           the Fair Market Value is determined by the Company’s Board of Directors and evidenced by a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate delivered to the Trustee;

(3)           at least 75% of the consideration received by the Company or such Restricted Subsidiary from all Asset Sales since the Issue Date, in the aggregate, is in the form of cash; and

(4)           in the case of a Collateral Disposition, the Collateral Agent is granted a perfected Lien (subject only to Permitted Liens) in all assets or property received by the Company or any Restricted Subsidiary as consideration therefor (or, with respect to cash, the portion of such cash that constitutes Net Proceeds) as additional Collateral under the Security Documents to secure the Second Lien Claims, and, in the case of cash constituting Net Proceeds, such cash must be deposited into a segregated account under the control of the First Lien Agent and the Collateral Agent that includes only proceeds from the Collateral Disposition and interest earned thereon (a “Collateral Disposition Proceeds Account”), which proceeds shall be subject to release from the Collateral Disposition Proceeds Account for the uses described below in this covenant as provided for in the Security Documents.

Except with respect to a Collateral Disposition, for purposes of this provision, each of the following will be deemed to be cash:

(A)           any liabilities, as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

(B)           any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted within 90 days by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

(b)           Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any such Restricted Subsidiary may apply those Net Proceeds at its option to any combination of the following:

(1)           to repay, redeem or repurchase Indebtedness constituting First Lien Claims, the Notes and other pari passu Indebtedness secured by a Lien permitted by this Indenture; provided that if such Indebtedness is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto as specified in Section 4.09 hereof;

(2)           to acquire all or substantially all of the properties or assets of one or more other Persons primarily engaged in the Oil and Gas Business, and, for this purpose, a division or line of business of a Person shall be treated as a separate Person so long as such properties and assets are acquired by the Company or a Restricted Subsidiary;

(3)           to acquire a majority of the Voting Stock of one or more other Persons primarily engaged in the Oil and Gas Business, if after giving effect to any such acquisition of Voting Stock, such Person is or becomes a Restricted Subsidiary;

(4)           to make one or more capital expenditures; or

(5)           to acquire other long-term assets that are used or useful in the Oil and Gas Business;

provided, that if the Net Proceeds are from a Collateral Disposition, the property, assets, Voting Stock or capital expenditures referred to in clauses (2), (3), (4) and (5) shall be of a type substantially similar to such items constituting Collateral, and the Collateral Agent is granted a perfected Lien (subject only to Permitted Liens) therein in accordance with the Security Documents.

Pending the final application of any Net Proceeds (other than Net Proceeds held in the Collateral Disposition Proceeds Account), the Company or any such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(c)           Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) hereof will constitute “Excess Proceeds.”  On the 361st day after the Asset Sale (or, at the Company’s option, any earlier date), if the aggregate amount of Excess Proceeds (including Net Proceeds held in a Collateral Disposition Proceeds Account) then exceeds $15.0 million, the Company will make an Asset Sale Offer to all Holders of Notes pursuant to Section 3.09 hereof, and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds.

(d)          The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of settlement, subject to the right of Holders on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the date of settlement, and will be payable in cash.

(e)           If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture.

(f)           If the aggregate principal amount of Notes and other Indebtedness ranking pari passu with the Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Section 4.11          Transactions with Affiliates.

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1)           the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2)           the Company delivers to the Trustee:

(A)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(B)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, the Company delivers to the Trustee a written opinion that such Affiliate Transaction(s) is fair, from a financial point of view, to the Company and its Restricted Subsidiaries, taken as a whole, or that such Affiliate Transaction(s) is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a person who is not an Affiliate, in either such case issued by an independent accounting, appraisal or investment banking firm of national standing.

(b)           The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of paragraph (a) of this Section:

(1)           any employment or severance agreement or other employee compensation agreement, arrangement or plan, or any amendment thereto, entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(2)           transactions between or among any of the Parent, the Direct Parent, the Company and its Restricted Subsidiaries;

(3)           transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns an Equity Interest in such Person;

(4)           the payment of reasonable directors’ fees, payments, the payments of other reasonable benefits and the provision of officers’ and directors’ indemnification and insurance to the extent permitted by law to persons who are officers and directors of the Parent or its Subsidiaries and the Company and its Restricted Subsidiaries and who are not otherwise Affiliates of the Company, in each case in the ordinary course of business and approved by the Board of Directors of the Company;

(5)           sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

(6)           transactions among the Company, its Restricted Subsidiaries and Energy XXI Services, Inc. (“Services”), a wholly-owned subsidiary of Parent and a sister company of the Direct Parent and the Company, relating to the provision of employment, administrative and related services by Services pursuant to the Cost Allocation Agreement in effect on the Issue Date among the Company, certain Subsidiaries and Services, as such agreement may be amended, modified or supplemented from time to time provided that any such amendment, modification or supplement will not be materially adverse to the Company or the Restricted Subsidiaries compared to the terms of such agreement in effect on the Issue Date; and

(7)           Restricted Payments that are permitted pursuant to Section 4.07 hereof, including Permitted Payments to Parent Companies.

Section 4.12          Liens.

The Company will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness or Attributable Debt upon any of their respective assets or properties, except for Permitted Liens.

Section 4.13          Business Activities.

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Oil and Gas Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole, and Parent will not engage in any business other than the Permitted Parent Business, except to such extent as would not be material to Parent.

Section 4.14          Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)           its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(2)           the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries;

provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

Section 4.15          Offer to Repurchase Upon Change of Control.

(a)           Upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

 (1)           that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

(2)           the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)           that any Note not tendered will continue to accrue interest;

(4)           that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)           that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)           that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7)           that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof; provided, that no Notes in denominations of $2,000 or less shall be purchased in part, except that if all of the Notes of a Holder are to be purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be purchased, subject, in the case of Global Notes, to the procedures of DTC.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

(b)           On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)           accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)           deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)           deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each new Note will be in an aggregate principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c)           Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and Section 3.09 hereof and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

Section 4.16           Payments for Consent.

Neither the Parent, the Company nor any of the Company's Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Beneficial Owner or Holder of any notes for or as an inducement to any consent to any waiver, supplement or amendment of any terms or provisions of this Indenture or the Notes, unless such consideration is offered to be paid or agreed to be paid to all Beneficial Owners and Holders of the Notes which so consent in the time frame set forth in solicitation documents relating to such consent.

Section 4.17           Additional Guarantees.

If the Company or any of its Restricted Subsidiaries acquires or creates another Material Domestic Subsidiary after the Issue Date, or if any Restricted Subsidiary that is not already a Guarantor guarantees any other Indebtedness of the Company after such date, then in either case the Company will cause such Subsidiary to become a Guarantor by executing a supplemental indenture pursuant to which it becomes a Guarantor within 20 Business Days of the date on which it was acquired or created or guaranteed Indebtedness of the Company, as the case may be; provided, however, that the foregoing shall not apply to Subsidiaries of the Company that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries.

In addition to the foregoing, the Company shall cause each Domestic Restricted Subsidiary that owns or holds Collateral and is not already a Guarantor and any Subsidiary that guarantees the Indebtedness under the Credit Agreement or the Existing Notes but that does not guarantee the Notes to become a Guarantor by executing a supplemental indenture in the manner contemplated by this Indenture.

Section 4.18           Designation of Restricted and Unrestricted Subsidiaries.

(a)           The Board of Directors of the Company may designate any Restricted Subsidiary of the Company (other than a Restricted Subsidiary owning Collateral) to be an Unrestricted Subsidiary if that designation would not cause a Default.  If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07(a) hereof or represent Permitted Investments, as determined by the Company.  That designation will only be permitted if the Investment would be permitted at that time and if the Subsidiary so designated otherwise meets the definition of an Unrestricted Subsidiary.

(b)           The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and the creation, incurrence, assumption or otherwise causing to exist any Lien of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, (2) such Lien is permitted under Section 4.12 hereof and (3) no Default or Event of Default would be in existence following such designation.

Section 4.19           Sale and Leaseback Transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Guarantor may enter into a sale and leaseback transaction if:

(a)           the Company or that Guarantor, as applicable, could have (i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in Sections 4.09(a) hereof and (ii) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof;

(b)           the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of the Company and set forth in an Officers’ Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

(c)           the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

Section 4.20          Impairment of Security Interest; Liens on Additional Property.

(1)           Subject to the Intercreditor Agreement, neither the Company nor any of its Restricted Subsidiaries will take or omit to take any action which would adversely affect or impair in any material respect the Liens in favor of the Collateral Agent with respect to the Collateral, except as otherwise permitted or required by the Security Documents or this Indenture.  Neither the Company nor any of its Restricted Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than the First Lien Claims and the Notes.  The Company shall, and shall cause each Guarantor to, at its sole cost and expense, execute and deliver all such agreements and instruments as the Collateral Agent or the Trustee shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Security Documents.  The Company shall, and shall cause each Subsidiary Guarantor to, at its sole cost and expense, file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Liens created by the Security Documents at such times and at such places as the Collateral Agent or the Trustee may reasonably request.

(2)           If the Company grants a Lien in favor of the First Lien Agent on any property of the type constituting Collateral after the Issue Date, the Company will grant a Lien on such property in favor of the Collateral Agent to secure the Notes.  If any Guarantor grants a Lien in favor of the First Lien Agent on any property of the type constituting Collateral, after the Issue Date, such Guarantor will grant a Lien on such property in favor of the Collateral Agent to secure its Guarantee.  Any such Lien granted by the Company or a Guarantor will be subject to the provisions of the Intercreditor Agreement and otherwise will be granted pursuant to documentation in substantially the form used for the grant of the related Lien in favor of the First Lien Agent, and the Company or such Guarantor, as applicable, will deliver to the Collateral Agent opinions of counsel and certificates (on which the Collateral Agent may rely) and other documents relating to such Lien that are substantially the same as those that were delivered to the First Lien Agent, if any, except insofar as they relate to the first-priority nature of the First Lien Agent’s Lien.

(3)           The Company will deliver to the Trustee an Officers’ Certificate not later than April 15 and October 15 in each calendar year while the Notes are outstanding, or as frequently as the Company certifies to such effect to the First Lien Agent, certifying that the Collateral includes Oil and Gas Properties representing at least 85% of the Proved Reserves and Proved Developed Producing Reserves of the Company and the Subsidiary Guarantors located in the United States as reflected in the most recent available annual or semi-annual reserve report (which shall use pricing assumptions consistent with SEC guidelines), or to the extent such Oil and Gas Properties represent less than such percentage, certify that it has directed the First Lien Agent to put in place Liens sufficient to increase such percentage to at least 85% with the Company using reasonable commercial efforts to correct any shortfall within 90 days.  To the extent that any Oil and Gas Properties constituting Collateral are released from the Lien of this Indenture and are then assigned to Persons other than the Company and the Guarantors, any reserves attributable to such Oil and Gas Properties shall be deemed excluded from such reserve report for the purpose of determining whether such 85% requirement is met after giving effect to such release.

(4)           At or prior to the time that the Company is required to deliver to the Trustee an Officers’ Certificate in compliance with the preceding paragraph (3) of this Section 4.20, the Company or the applicable Guarantor will deliver:

(A)           to the Collateral Agent, as mortgagee, fully executed counterparts of Mortgages or amendments and supplements to prior Mortgages, duly executed by the Company or the Guarantor, as applicable, in form and substance reasonably satisfactory to the Collateral Agent (together with evidence of the completion, or satisfactory arrangements for the completion, of all recordings and filings of such instruments) as may be necessary to create a valid, perfected Lien (subject to no Lien other than Permitted Liens and subject to the Intercreditor Agreement) on such Oil and Gas Properties, as may be required in order to make the certification in such Officers’ Certificate true and correct and promptly after correcting any shortfall thereto; and

(B)           if no legal opinions are then being delivered pursuant to paragraph (2) of this Section 4.20, such legal opinions concerning the authorization, execution and delivery of such Mortgages, amendments or supplements, and the enforceability and recording thereof, as the Company, based on advice of counsel, deems appropriate.

Section 4.21          Repurchases of Notes.

The Company will not repurchase Existing Notes or Notes if, after giving effect thereto on a pro forma basis, the sum of (1) the unused availability under the Credit Facilities and (2) cash and Cash Equivalents held by the Parent and its Subsidiaries, would be less than $90 million.

ARTICLE 5
SUCCESSORS

Section 5.01          Merger, Consolidation, or Sale of Assets.

The Company will not, directly or indirectly:  (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)           either (A) the Company is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)           the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes (a) all the Obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee and (b) by amendment, supplement or other instrument (in form and substance reasonably satisfactory to the Trustee and the Collateral Agent) executed and delivered to the Trustee and the Collateral Agent, all Obligations of the Company under the Security Documents to which it is a party;

(3)           immediately after such transaction no Default or Event of Default exists;

(4)           except with respect to a transaction solely between the Company and a Guarantor, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

(5)           the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel in a form satisfactory to the Trustee, each stating that such consolidation, merger or disposition and such Supplemental Indenture (if any) comply with this Indenture.

Section 5.02          Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company or its Restricted Subsidiaries in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company or Restricted Subsidiaries is or are merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company or the applicable Restricted Subsidiaries), and may exercise every right and power of the Company or Restricted Subsidiaries under this Indenture with the same effect as if such successor Person had been named as the Company or Restricted Subsidiaries herein; provided, however, that the predecessor Company or Restricted Subsidiaries shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s or the applicable Restricted Subsidiaries’ assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01           Events of Default.

Each of the following is an “Event of Default”:

(1)           default for 30 days in the payment when due of interest on the Notes;

(2)           default in the payment when due of the principal of, or premium, if any, on, the Notes;

(3)           failure by the Company to comply with the provisions of Sections 3.09, 4.10, 4.15 or Article 5 hereof;

(4)           failure by the Parent, the Company or any of its Restricted Subsidiaries, as applicable, to comply for 30 days after receipt of written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes to comply with Sections 4.07, 4.08, 4.09, 4.11, 4.12, 4.13, 4.17, 4.19, 4.20 and 4.21 hereof;

(5)           failure by the Company or the Parent, as applicable, for 60 days after notice from the Trustee or the Holders of at least 25% of the principal amount of the Notes outstanding to comply with any of the other agreements in this Indenture or any Security Document (or 120 days with respect to Section 4.03 hereof provided, however, that beginning on the 61st day the Company is not in compliance with Section 4.03 hereof, additional interest at a rate of 0.25% per annum shall accrue and be payable (in the same manner and at the same time as regular interest payments) on the Notes until such covenant is complied with);

(6)           default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(A)           is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period and any extensions thereof provided in the documents governing such Indebtedness on the date of such default (a “Payment Default”); or

(B)           results in the acceleration of such Indebtedness prior to its final Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

(7)          failure by the Parent, the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $15.0 million with respect to any amounts not covered by insurance, which judgments are not paid, discharged or stayed within 60 days;

(8)          any Security Document at any time for any reason shall cease to be in full force and effect in all material respects, or ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby, superior to and prior to the rights of all third persons other than the holders of Permitted Liens and subject to no other Liens except as expressly permitted by the applicable Security Document or this Indenture;

(9)          the Company or any of the Guarantors, directly or indirectly, contests in any manner the effectiveness, validity, binding nature or enforceability of any Security Document;

(10)        except as permitted by this Indenture, any Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms in writing its obligations under its Guarantee;

(11)        the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A)           commences a voluntary case,

(B)           consents to the entry of an order for relief against it in an involuntary case,

(C)           consents to the appointment of a custodian of it or for all or substantially all of its property,

(D)           makes a general assignment for the benefit of its creditors, or

(E)           generally is not paying its debts as they become due; or

(12)        a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)           is for relief against the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B)           appoints a custodian of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(C)           orders the liquidation of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02          Acceleration.

In the case of an Event of Default specified in clause (11) or (12) of Section 6.01 hereof, with respect to the Company, any Subsidiary of the Company that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Upon any such declaration, the Notes shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03          Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes prior to Stated Maturity (other than with the net cash proceeds of an Equity Offering), an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Section 6.04         Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except (i) a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) or (ii) a Default in respect of a provision that under Section 9.02 hereof cannot be amended without the consent of each Holder affected; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05         Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or may involve the Trustee in personal liability.

Section 6.06         Limitation on Suits.

Except to enforce the right to receive payment of principal, interest or premium, if any, when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1)           such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)           Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3)           such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)           the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)           Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07          Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08          Collection Suit by Trustee.

If an Event of Default specified in Sections 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09          Trustee May File Proofs of Claim.

The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10           Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

First:           to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:      to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third:         to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11           Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

Section 7.01           Duties of Trustee.

Except to the extent, if any, provided otherwise in the TIA:

(a)           If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(1)           the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)           the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)           No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)           The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02           Rights of Trustee.

(a)           The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f)           None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(g)           The Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such Default or Event of Default is sent to the Trustee in accordance with Section 11.02 hereof, and such notice references this Indenture and the Notes and states that it is a Notice of Default.

(h)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer that may be imposed under this Indenture with respect to the Notes as contemplated by this Indenture or under applicable law, other than to require delivery of such certificates, documentation or other evidence as are expressly required by, and to do so if and when expressly required by, this Indenture or the terms of such Notes.  The Trustee shall have no responsibility for any actions taken or not taken by the Depositary.

(i)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)           In the event the Company is required to pay Special Ratings Interest or Special Registration Interest, the Company will provide written notice to the Trustee of the Company’s obligation to pay Special Ratings Interest or Special Registration Interest, as applicable, no later than 15 days prior to the next Interest Payment Date, which notice shall set forth the amount of the Special Ratings Interest or Special Registration Interest, as applicable, to be paid by the Company. The Trustee shall not at any time be under any duty or responsibility to any Holders to determine whether any Special Ratings Interest or Special Registration Interest, as applicable, is payable and the amount thereof.

Section 7.03           Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest as described in the TIA it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04           Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05           Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs, unless such default shall have been cured or waived.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.  The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee and such notice refers to the Notes and this Indenture.

Section 7.06           Reports by Trustee to Holders of the Notes.

(a)           Within 60 days after each September 15 beginning with the September 15 following the Issue Date, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also will comply with TIA § 313(b)(2).  The Trustee will also transmit by mail all reports as required by TIA § 313(c).

(b)           A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d).  The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07          Compensation and Indemnity.

(a)           The Company and the Guarantors, jointly and severally, will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation will not be limited by any law on compensation of a Trustee of an express trust.  The Company and the Guarantors, jointly and severally, will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)           The Company and the Guarantors, jointly and severally, will indemnify the Trustee for, and hold the Trustee harmless against, any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith.  The Trustee will notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder.  The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel.  Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)           The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

(d)           To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien will survive the satisfaction and discharge of this Indenture.

(e)           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(11) or (12) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)           The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08           Replacement of Trustee.

(a)           A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)           The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(1)           the Trustee fails to comply with Section 7.10 hereof;

(2)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)           a custodian or public officer takes charge of the Trustee or its property; or

(4)           the Trustee becomes incapable of acting.

(c)           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)           If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)           A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s and the Guarantors’ obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09           Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10           Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate Trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

Section 7.11           Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

Section 7.12           No Representations of Trustee.

The recitals and statements contained herein (except the name, address and jurisdiction of organization of the Trustee) and in the Notes (other than the Trustee’s authentication of the Notes) shall be taken as the recitals of and statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee shall not be responsible for and makes no representations as to the validity or sufficiency of this Indenture or of the Notes (except the Trustee’s certificates of authentication thereof) of any series.  The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.  The Trustee shall have no duty to ascertain or inquire as to the performance of the Company’s covenants in Article 4 hereof or otherwise established by the terms of the Notes.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01           Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02           Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Guarantees and any Liens or other security for the Notes) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)           the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 8.05 hereof;

(2)           the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3)           the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and

(4)           this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03           Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20 and 4.21 hereof, clause (4) of Section 5.01 hereof and Article 13 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder.  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees will be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(10) hereof will not constitute Events of Default.

Section 8.04           Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)           the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest and premium, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)           in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)           such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Guarantors (other than Parent) is a party or by which the Company or any of its Guarantors (other than Parent) is bound;

(6)           the Company must have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit (or, if any Holder or Beneficial Owner of Notes is an insider of the Company, such later date as counsel may specify in such opinion), the trust funds will not be subject to the effect of Section 547 of the Federal Bankruptcy Code;

(7)           the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(8)           the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05           Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06           Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times or The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07           Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01           Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Guarantees or, subject to the terms thereof (including any concurrence by the First Lien Agent required thereby), any of the Security Documents, without the consent of any Holder of Note:

(1)           to cure any ambiguity, defect or inconsistency;

(2)           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)           to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of the Notes and Guarantees by a successor to the Company or such Guarantor pursuant to Article 5 hereof;

(4)           to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder or under the Security Documents of any Holder provided that any change to conform the text of this Indenture, the Notes or the Guarantees to any provision of the “Description of the New Second Lien Notes” section of the Confidential Offering Circular will not be deemed to adversely affect the legal rights under this Indenture or the Security Documents of any Holder;

(5)           to secure the Notes or the Guarantees pursuant to the requirements of Section 4.12;

(6)           to provide for the issuance of additional Notes (including PIK Notes) in accordance with the limitations set forth in this Indenture as of the date hereof;

(7)           to add any additional Guarantor or to evidence the release of any Guarantor from its Guarantees in accordance with the terms of this Indenture or the Security Documents;

(8)           to add or release any Collateral pursuant to the terms of this Indenture or the Security Documents;

(9)           to add additional secured creditors holding other second lien Obligations so long as such second lien Obligations are not prohibited by this Indenture or the Security Documents;

(10)           to comply with requirements of the SEC to effect or maintain qualifications of this Indenture under the TIA; or

(11)           to evidence or provide for acceptance of appointment of a successor Trustee or Collateral Agent.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such supplemental indenture or amendment to this Indenture, and upon receipt by the Trustee of the documents described in Section 11.04 hereof, the Trustee will join with the Company and the Guarantors in the execution of any supplemental indenture or amendment to this Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such supplemental indenture or amendment to this Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02           With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture, the Notes, the Guarantees or the Security Documents with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).  Section 2.09 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)           reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)           reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption or repurchase of the Notes (other than the provisions of Sections 3.09, 4.10 and 4.15 hereof);

(3)           reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4)           waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5)           make any Note payable in currency other than that stated in the Notes;

(6)           make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes;

(7)           waive a redemption or repurchase payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.15 hereof);

(8)           release any Guarantor from any of its obligations under its Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(9)           make any change in the provisions of the Intercreditor Agreement or this Indenture relating to the application of proceeds of Collateral that would adversely affect the Holders of the Notes; or

(10)           make any change in the preceding amendment and waiver provisions.

The Holders holding a majority in principal amount of the outstanding Notes may release all or substantially all of the Collateral otherwise than in accordance with the terms of this Indenture and the Security Documents.

Section 9.03           Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04           Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.  If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

Section 9.05           Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06           Trustee to Sign Amendments, etc.

The Trustee will sign any supplemental indenture or amendment to this Indenture authorized pursuant to this Article 9 if the supplemental indenture or amendment to this Indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company may not sign an amended or supplemental indenture or amendment to this Indenture until the Board of Directors of the Company approves it.  In executing any amended or supplemental indenture or amendment to this Indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 11.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture or amendment to this Indenture is authorized or permitted by this Indenture and the Trustee shall be entitled to receive (i) a copy of any Board Resolution passed pursuant to this Article 9 and (ii) evidence of any consent of the Holders provided in accordance with Section 9.02 hereof.

Section 9.07           Additional Voting Terms; Calculation of Principal Amount.

All Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.  Determinations as to whether Holders of the requisite aggregate principal amount of Notes  have concurred in any direction, waiver or consent shall be made in accordance with this Article 9 and Section 2.09.

ARTICLE 10
SATISFACTION AND DISCHARGE

Section 10.01         Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, except as otherwise specified in this Section 10.01, when:

(1)           either:

(A)           all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(B)           all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, interest and premium, if any, to the date of maturity or redemption;

(2)           no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3)           the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4)           the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, the provisions of Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 8.06 hereof and this Article 10 shall survive until the Notes have been paid in full.  In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 10.02         Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 10.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 11
MISCELLANEOUS

Section 11.01         Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

Section 11.02         Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

ENERGY XXI GULF COAST, INC.
1021 Main
Suite 2626
Houston, Texas  77002
Attention:  Chief Financial Officer

If to the Trustee:

WILMINGTON TRUST FSB
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Facsimile No.:  (612) 217-5651
Attention:  Corporate Capital Markets

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the customary procedures of such Depositary.

Section 11.03         Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 11.04         Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.05         Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(1)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.06         Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07         No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder or other owner of Capital Stock of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Guarantees or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note, waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 11.08         Governing Law.

THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES.

Section 11.09         Intercreditor Agreement.

The terms of this Indenture are subject to the terms of the Intercreditor Agreement.

Section 11.10         No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.11         Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 12.05 hereof.

Section 11.12         Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.13         Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.

Section 11.14         Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

ARTICLE 12
GUARANTEES

Section 12.01         Guarantee.

(a)           Subject to this Article 12, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1)           the principal of, premium, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)           in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)           The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)           If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)           Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee.  The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 12.02        Limitation on Guarantor Liability.

(a)           Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 12, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

(b)           Notwithstanding anything in this Article 12 to the contrary, the recourse under the Guarantee of the Direct Parent will be limited to the Capital Stock of the Company owned by the Direct Parent.

Section 12.03        Execution and Delivery of Guarantee.

To evidence its Guarantee set forth in Section 12.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form attached as Exhibit E hereto will be signed by an Officer of such Guarantor (by manual or facsimile signature) on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Guarantee set forth in Section 12.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the Issue Date, if required by Section 4.17 hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of Section 4.17 hereof and this Article 12, to the extent applicable.

Section 12.04        Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 12.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1)           immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)           either:

(A)           subject to Section 12.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes (a) all the obligations of that Guarantor under this Indenture, its Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture reasonably satisfactory to the Trustee and (b) if such Guarantor holds Collateral, by amendment, supplement or other instrument (in form and substance reasonably satisfactory to the Trustee and Collateral Agent) executed and delivered to the Trustee and the Collateral Agent, all obligations of such Guarantor under the Security Documents to which it is a party; or

(B)           such sale or other disposition complies with Section 4.10 hereof.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses 2(a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 12.05        Releases.

The Guarantee of a Guarantor will be released:

(1)           with respect to a Guarantee by Subsidiary Guarantors, in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 hereof;

(2)           upon the release of such Guarantors’ Guarantees under the Credit Agreement, other than as a result of payment under Guarantees, unless such Guarantor remains a guarantor of the Existing Notes;

(3)           in the case of a Subsidiary Guarantor, in connection with any sale or other disposition of all of the Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 hereof;

(4)           if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with Section 4.18 hereof; or

(5)           upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 10 hereof.

Any Guarantor not released from its obligations under its Guarantee as provided in this Section 12.05 will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 12.

ARTICLE 13
COLLATERAL

Section 13.01        Security Documents.

(a)           The Obligations under the Notes and the Guarantees (other than the Guarantee by the Parent) will be secured pursuant to the Security Documents by second priority Liens (subject to certain Permitted Liens) granted to the Collateral Agent for the benefit of the Holders of the Notes, in all of the Collateral.

(b)           The Company, the Subsidiary Guarantors and the Collateral Agent will enter into one or more Security Documents granting, in favor of the Collateral Agent for the benefit of the Holders, Liens on the Collateral securing the Notes and Guarantees.  Direct Parent will enter into a Security Agreement granting in favor of the Collateral Agent for the benefit of the Holders, Liens on the Capital Stock it owns in the Company as security for the Notes and Direct Parent’s Guarantee.

(c)           The Company, the Subsidiary Guarantors and Direct Parent shall make all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) and take all other actions as are necessary or required by the Security Documents to maintain (at the sole cost and expense of the Company, the Subsidiary Guarantors and the Direct Parent) the security interest created by the Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Security Documents) as a perfected second priority security interest subject only to Permitted Liens.

Section 13.02        Collateral Agent.

(a)           The Collateral Agent is authorized and empowered to appoint one or more co-Collateral Agents as it deems necessary or appropriate.

(b)           Subject to Section 7.01, neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Lien in favor of Second Lien Claims (a “Second Priority Lien”), or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Second Priority Liens or Security Documents or any delay in doing so.

(c)           The Collateral Agent will be subject to such directions as may be given it by the Trustee from time to time (as required or permitted by this Indenture). Except as directed by the Trustee as required or permitted by this Indenture and any other representatives, the Collateral Agent will not be obligated:

(1)           to act upon directions purported to be delivered to it by any other Person;

(2)           to foreclose upon or otherwise enforce any Second Priority Lien; or

(3)           to take any other action whatsoever with regard to any or all of the Second Priority Liens, Security Documents or Collateral.

(d)           The Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Second Priority Liens or Security Documents.

(e)           In acting as Collateral Agent or co-Collateral Agent, the Collateral Agent and each co-Collateral Agent may rely upon and enforce for its own benefit and for the benefit of the Holders each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article 7 hereof, each of which shall also be deemed to be for the benefit of Collateral Agent and the Holders.

(f)           The Holders of Notes agree that the Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Collateral Agent by the Security Documents. Furthermore, each Holder of a Note, by accepting such Note, consents to the terms of and authorizes and directs the Trustee (in each of its capacities) and the Collateral Agent to enter into and perform the Intercreditor Agreement and Security Documents in each of its capacities thereunder.

(g)           If the Company (i) incurs First Lien Claims at any time when no intercreditor agreement is in effect or at any time when Indebtedness constituting First Lien Claims entitled to the benefit of an existing Intercreditor Agreement is concurrently retired, and (ii) delivers to the Collateral Agent an Officers’ Certificate so stating and requesting the Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the Intercreditor Agreement in effect on the Issue Date) in favor of a designated agent or representative for the Holders of the First Lien Claims so incurred, the Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement, bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

(h)           At all times when the Trustee is not itself the Collateral Agent, the Company will deliver to the Trustee copies of all Security Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to the Security Documents.

Section 13.03        Authorization of Actions to Be Taken.

(a)           Each Holder of Notes of each such series, by its acceptance thereof, consents and agrees to the terms of each Security Document and the Intercreditor Agreement, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to enter into the Security Documents to which it is a party, authorizes and empowers the Trustee to direct the Collateral Agent to enter into, and the Collateral Agent to execute and deliver, the Intercreditor Agreement, and authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Notes of each such series and other Holders of Obligations as set forth in the Security Documents to which it is a party and the Intercreditor Agreement and to perform its obligations and exercise its rights and powers thereunder.

(b)           The Collateral Agent and the Trustee are authorized and empowered to receive for the benefit of the Holders of Notes of each series any funds collected or distributed under the Security Documents to which the Collateral Agent or Trustee is a party and to make further distributions of such funds to the Holders of Notes of each series according to the provisions of this Indenture.

(c)           Subject to the provisions of Section 7.01, Section 7.02, and the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(1)           foreclose upon or otherwise enforce any or all of the Second Priority Liens;

(2)           enforce any of the terms of the Security Documents to which the Collateral Agent or Trustee is a party; or

(3)           collect and receive payment of any and all Obligations.

Subject to the Intercreditor Agreement, the Trustee is authorized and empowered to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the Second Liens Claims or the Security Documents to which the Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents to which the Collateral Agent or Trustee is a party or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders of Notes of such series in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders, the Trustee or the Collateral Agent.

Section 13.04        Release of Liens.

(a)           Subject to subsections (b) and (c) of this Section 13.04, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement or as provided hereby. The applicable assets included in the Collateral shall be released from the Liens securing the Notes at the Company’s sole cost and expense, under any one or more of the following circumstances:

(1)           in whole, upon payment in full of the principal of, accrued and unpaid interest and premium, if any, on the Notes and all other amounts due under this Indenture;

(2)           in whole, upon satisfaction and discharge of this Indenture as set forth in Section 10.01 hereof;

(3)           in whole, upon a Legal Defeasance or Covenant Defeasance as set forth in Sections 8.01 and 8.02, respectively, hereof;

(4)           in part, with the consent of Holders of a majority in aggregate principal amount of the then outstanding Notes, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes;

(5)           as to any Collateral (i) that is sold or otherwise disposed of by the Company or any Restricted Subsidiary (other than to the Company or a Restricted Subsidiary) in compliance with this Indenture, subject to the limitations set forth under Section 4.10 hereof, or (ii) that constitutes a portion of the Collateral Disposition Proceeds Account that are to be applied or distributed as described under the Section 4.10 hereof; or

(6)           in part, as to assets of a Guarantor, upon release of such Guarantor from its Guarantee pursuant to Section 12.05 hereof and the Security Documents; or

(7)           in connection with a substitution of Collateral in accordance with the Security Documents.

Notwithstanding the foregoing, if an Event of Default under this Indenture exists on the date of discharge of First Lien Claims, the Second Priority Liens on the Collateral securing the Notes will not be released, except to the extent the Collateral or any portion thereof was disposed of in order to repay the First Lien Claims secured by the Collateral, and thereafter the Trustee (or another designated representative acting at the direction of the Holders of a majority of outstanding principal amount of the Notes) will have the right to direct the First Lien Agent to foreclose upon the Collateral (but in such event, the Liens on the Collateral securing the Notes will be released when such Event of Default and all other Events of Default under this Indenture cease to exist).

Upon the receipt of an Officers’ Certificate from the Company, as described in Section 13.04(b) below, if applicable, and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Intercreditor Agreement.

(b)           In connection with (x) any release of Collateral pursuant to Section 13.04(a)(1), (3), (4), (5), (6), or (7) hereof above, such Collateral may not be released from the Lien and security interest created by the Security Documents and (y) any release of Collateral pursuant to Section 13.04(a)(2), the Collateral Agent shall not be required to execute, deliver or acknowledge any instruments of termination, satisfaction or release unless an Officers’ Certificate and Opinion of Counsel certifying that all conditions precedent, including, without limitation, this Section 13.04, have been met and stating under which of the circumstances set forth in Section 13.04(a) hereof above the Collateral is being released have been delivered to the Collateral Agent on or prior to the date of such release.

(c)           At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of this Indenture or the Security Documents will be effective as against the Holders, except as otherwise provided in the Intercreditor Agreement.

Section 13.05        Filing, Recording and Opinions

(a)           The Company will comply with the provisions of TIA Sections 314(b), 314(c) and 314(d), except to the extent not required as set forth in any Commission regulation or interpretation (including any no-action letter issued by the Staff of the Commission, whether issued to the Company or any other Person). To the extent the Company is required to furnish to the Trustee an Opinion of Counsel pursuant to TIA Section 314(b)(2), the Company will furnish such opinion not more than 60 but not less than 30 days prior to each September 30.

Any release of Collateral permitted by Section 13.04 hereof will be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof and any person that is required to deliver an Officers’ Certificate or Opinion of Counsel pursuant to Section 314(d) of the TIA, shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion. The Trustee may, to the extent permitted by Section 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and Opinion of Counsel.

(b)           If any Collateral is released in accordance with this Indenture or any Security Document and if the Company has delivered the certificates and documents required by the Security Documents and Section 13.04 hereof, the Trustee will determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 13.04 hereof, will, upon request, deliver a certificate to the Collateral Agent setting forth such determination.

Section 13.06        Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 13 upon the Company or the applicable Guarantors (other than the Parent) with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or the applicable Guarantor or of any officer or officers thereof required by the provisions of this Article 13; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

Section 13.07        Release Upon Termination of the Company’s Obligations.

In the event (i) that the Company delivers to the Trustee, in form and substance acceptable to it, an Officers’ Certificate and Opinion of Counsel certifying that all the obligations under this Indenture, the Notes and the Security Documents have been satisfied and discharged by the payment in full of the Company’s obligations under the Notes, this Indenture and the Security Documents, and all such obligations have been so satisfied, or (ii) a discharge, legal defeasance or covenant defeasance of this Indenture occurs under Article 8 or Article 10, the Trustee shall deliver to the Company and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably necessary to release such Lien as soon as is reasonably practicable.

Section 13.08        Designations.

Except as provided in the next sentence, for purposes of the provisions hereof and the Intercreditor Agreement requiring the Company to designate Indebtedness for the purposes of the terms of the First Lien Claims or any other such designations hereunder or under the Intercreditor Agreement, any such designation shall be sufficient if the relevant designation provides in writing that such First Lien Claims are permitted under this Indenture and is signed on behalf of the Company by an Officer and delivered to the Trustee, the Collateral Agent and the First Lien Agent. For all purposes hereof and the Intercreditor Agreement, the Company hereby designates the Obligations pursuant to the Credit Agreement as in effect on the Issue Date as First Lien Claims.

Section 13.09        Relative Rights.

The Intercreditor Agreement defines the relative rights, as lienholders, of holders of Second Priority Liens and holders of Liens securing First Lien Claims. Nothing in this Indenture or the Intercreditor Agreement will:

(a)           impair, as between the Holder and Holders of each series of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium and interest on such series of Notes in accordance with their terms or to perform any other obligation of the Company or any Guarantor under this Indenture, the Notes, the Guarantees and the Security Documents;

(b)           restrict the right of any Holder to sue for payments that are then due and owing, in a manner not inconsistent with the provisions of the Intercreditor Agreement;

(c)           prevent the Trustee, the Collateral Agent or any Holder from exercising against the Company or any other obligor any of its other available remedies upon a Default or Event of Default (other than its rights as a secured party, which are subject to the Intercreditor Agreement); or

(d)           subject to the Intercreditor Agreement, restrict the right of the Trustee, the Collateral Agent or any Holder:

(1)           to file and prosecute a petition seeking an order for relief in an involuntary bankruptcy case as to any obligor or otherwise to commence, or seek relief commencing, any insolvency or liquidation proceeding involuntarily against any obligor;

(2)           to make, support or oppose any request for an order for dismissal, abstention or conversion in any insolvency or liquidation proceeding;

(3)           to make, support or oppose, in any insolvency or liquidation proceeding, any request for an order extending or terminating any period during which the debtor (or any other Person) has the exclusive right to propose a plan of reorganization or other dispositive restructuring or liquidation plan therein;

(4)           to seek the creation of, or appointment to, any official committee representing creditors (or certain of the creditors) in any insolvency or liquidation proceedings and, if appointed, to serve and act as a member of such committee without being in any respect restricted or bound by, or liable for, any of the obligations under this Article 13;

(5)           to seek or object to the appointment of any professional person to serve in any capacity in any insolvency or liquidation proceeding or to support or object to any request for compensation made by any professional person or others therein;

(6)           to make, support or oppose any request for order appointing a trustee or examiner in any insolvency or liquidation proceedings; or

(7)           otherwise to make, support or oppose any request for relief in any insolvency or liquidation proceeding that it is permitted by law to make, support or oppose:

(y)	if it were a holder of unsecured claims; or

(x)
as to any matter relating to any plan of reorganization or other restructuring or liquidation plan or as to any matter relating to the administration of the estate or the disposition of the case or proceeding.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ENERGY XXI GULF COAST, INC.

By:	/s/ Rick Fox
	Name:	Rick Fox
	Title:	Chief Financial Officer

ENERGY XXI (BERMUDA) Limited

By:	/s/ David West Griffin
	Name:	David West Griffin
	Title:	Chief Financial Officer

ENERGY XXI ONSHORE, LC

By:	/s/ Rick Fox
	Name:	Rick Fox
	Title:	Chief Financial Officer

ENERGY XXI ONSHORE, LLC

By:	/s/ Rick Fox
	Name:	Rick Fox
	Title:	Chief Financial Officer

ENERGY XXI GOM, LLC

By:	/s/ Rick Fox
	Name:	Rick Fox
	Title:	Chief Financial Officer

Acknowledged and agreed as of the date first above written in its capacity under its limited recourse Guarantee and grantor under its Security Agreement and irrevocable proxy delivered in connection with the Credit Agreement:

ENERGY XXI USA, INC.

By:	/s/ Rick Fox
	Name:	Rick Fox
	Title:	Chief Financial Officer

WILMINGTON TRUST FSB, as Trustee

By:	/s/ Timothy Mowdy
	Name:	Timothy Mowdy
	Title:	Vice President

EXHIBIT A

FORM OF NOTE

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF ENERGY XXI GULF COAST, INC.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Insert the Private Placement Legend, if applicable to the Initial Series A Notes and Initial Series B Notes pursuant to the provisions of the Indenture]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO THE EXTENT THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR TRANSFER AGENT.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[Insert the Intercreditor Agreement Legend, if applicable pursuant to the provisions of the Indenture]

THE TERMS OF THIS SECURITY ARE SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENT, DATED NOVEMBER 12, 2009, BY AND AMONG THE FIRST LIEN AGENT, WILMINGTON TRUST FSB, AS TRUSTEE AND COLLATERAL AGENT, THE COMPANY, ENERGY XXI (USA), INC. AND THE SUBSIDIARY GUARANTORS.

 [Insert the Original Issue Discount Legend, as required by U.S. Treasury Regulations]

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE.  THE ISSUE DATE IS NOVEMBER 12, 2009.  INFORMATION REGARDING THE ISSUE PRICE, THE YIELD TO MATURITY AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT UNDER THIS NOTE CAN BE PROMPTLY OBTAINED BY SENDING A WRITTEN REQUEST TO THE TREASURER OF THE ISSUER AT 1021 MAIN, SUITE 2626, HOUSTON, TEXAS 77002.

CUSIP/ISIN [29276K AG6
US29276KAG67]1
[29276K AH4
US29276KAH41]2
[29276K J0
US29276KAJ07]3
[29276K AF7
US29276KAF79]4

16% Second Lien Junior Secured Notes due 2014
Series [A/B]

No. [A/B]-___	$____________

ENERGY XXI GULF COAST, INC.

promises to pay to [                    ] or registered assigns, the principal sum of ____________ ______________________________________________ DOLLARS ($_____________) on June 15, 2014.

Interest Payment Dates:  June 15 and December 15

Record Dates:  June 1 and December 1

Dated:  _______________, 20__

ENERGY XXI GULF COAST, INC.

By:
Name:
Title:

[1]	Insert on Initial Series A Notes held by QIBs.
[2]	Insert on Initial Series A Notes held by IAIs.
[3]	Insert on Initial Series A Notes held by QIBs.
[4]	Insert on Initial Series A Notes held by IAIs.

This is one of the Notes referred to
in the within-mentioned Indenture:

WILMINGTON TRUST FSB
as Trustee

By:

Authorized Signatory

[Back of Note]
16% Second Lien Junior Secured Notes due 2014
Series [A/B]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)          Interest.  Energy XXI Gulf Coast, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at a rate of 16% per annum, from November 12, 2009 until maturity.  The Company will pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”), proved that no interest will accrue for the intervening period.  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof (each, a “Record Date”) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be December 15, 2009.  Cash Interest on this Note will accrue at the rate of 14.0% per annum and be payable in cash, and PIK Interest on this Note will accrue at the rate of 2.0% per annum and be payable (x) with respect to Notes represented by one or more Global Notes registered in the name of, or held by, the Depository Trust Company (“DTC”) or its nominee on the relevant record date, by increasing the principal amount of the outstanding Global Note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1,000) and (y) with respect to Notes represented by certificated notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the period (rounded up to the nearest $1), and the Trustee will, at the request of the Company, authenticate and deliver such PIK Notes in certificated form for original issuance to the holders on the relevant record date, as shown by the records of the register of holders.  Following an increase in the principal amount of the outstanding Global Notes as a result of a PIK Payment, the Global Notes will bear interest on such increased principal amount from and after the date of such PIK Payment.  The Company also shall pay Special Ratings Interest on the Notes under the circumstances provided in the Indenture.  [The Company also shall pay Special Registration Interest on the Initial Series [A/B] Notes under the circumstances provided in the Indenture and the Registration Rights Agreement.]5

All Notes issued pursuant to a PIK Payment will mature on June 15, 2014 and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Notes issued on the Issue Date.  Any certificated PIK Notes will be issued with the description PIK on the face of such PIK Note.  The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 2% per annum in excess of the interest rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

[5]	Insert in Initial Series A Notes and Initial Series B Notes only.

(2)          Method of Payment.  The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)          Paying Agent and Registrar.  Initially, Wilmington Trust FSB, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

(4)          Indenture.  The Company issued the Notes under an Indenture dated as of November 12, 2009 (the “Indenture”) among the Company, the Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(5)          Optional Redemption.

(a)           Except as set forth in clauses (b) and (c) of this Section 5, the Notes shall not be redeemable at the option of the Company prior to June 15, 2011.  Beginning on June 15, 2011, the Company may redeem all or a portion of the Notes, at once or over time, after giving the notice required pursuant to Section 3.03 of the Indenture, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month periods beginning on June 15 of the years set forth below:

Period	Percentage
2011	106.500%
2012	103.250%
2013 and thereafter	100.000%

(b)           At any time and from time to time prior to June 15, 2011, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price (expressed as a percentage of principal amount) equal to 110% of the principal amount thereof, plus accrued and unpaid interest, if any, on the Notes to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) with the net cash proceeds of one or more Equity Offerings by the Company, provided, however, that (i) at least 65% of the aggregate principal amount of the Notes (including any PIK Notes or PIK Payments) remains outstanding immediately after giving effect to such redemption (excluding Notes held by the Company and its Subsidiaries); and (ii) any such redemption shall be made within 90 days of the date of closing of such Equity Offering.

(c)           At any time prior to June 15, 2011, the Company may at its option redeem the Notes in whole or in part, at once or over time, after giving the notice required pursuant to Section 3.03 of the Indenture, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).

(d)           Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

(e)           Except as provided in this Section 5, the Notes will not be redeemable at the Company’s option prior to maturity.

(6)          Mandatory Redemption.

The Company is not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)          Repurchase at the Option of Holder.

(a)           If there is a Change of Control, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”).  Within 30 days following any Change of Control or, at the Company’s option, prior to such Change of Control but after public announcement thereof, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)           If the Company or a Restricted Subsidiary of the Company consummates an Asset Sale, the Company in circumstances specified in the Indenture may be required to commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the Indenture.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(8)          Notice of Redemption.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed.

(9)          Collateral and Ranking.  The Notes are secured obligations of the Company.  The Guarantees by the Direct Parent and the Subsidiary Guarantors are secured obligations of such Guarantors.  The Notes and such Guarantees are secured by security interests in the Collateral pursuant to the Security Documents.  The Notes and such Guarantees will be secured by Second Priority Liens subject to Permitted Liens on the Collateral.  Pursuant to the Intercreditor Agreement, the Notes are subordinated in right of payment to the First Lien Claims and the Second Priority Liens are subordinate in priority to all present and future liens securing First Lien Claims.

(10)        Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof (except that with respect to Notes represented by certificated Notes, the principal amount of PIK Notes issued in payment of PIK Interest will be rounded up to the nearest $1.00 as provided in Section 1(y) of this Note).  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(11)        Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

(12)        Amendment, Supplement and Waiver.  Subject to certain exceptions, (i) the Indenture, the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, voting as a single class, and (ii) any existing Default or Event or Default or compliance with any provision of the Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, voting as a single class.  Without the consent of any Holder of a Note, the Indenture, the Notes or the Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency and to effect certain other changes as set forth in the Indenture.

(13)        Defaults and Remedies.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium, if any,) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except (i) a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) or (ii) a Default in respect of a provision that under Section 9.02 of the Indenture cannot be amended without the consent of each Holder affected.  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(14)        Trustee Dealings with Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(15)        No Recourse Against Others.  No director, officer, employee, incorporator or other owner of Capital Stock of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

(16)        Authentication.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17)         Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18)        CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19)        GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEES.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

ENERGY XXI GULF COAST, INC.
1021 Main
Suite 2626
Houston, Texas  77002
Attention:  Chief Financial Officer

Assignment Form

To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                              to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:  _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:  _________________________

*           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10   ☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$_______________

Date:  _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:  _________________________

*           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule of Exchanges of Interests in the Global Note *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

ENERGY XXI GULF COAST, INC.
1021 Main, Suite 2626
Houston, TX  77002
Attention:  Chief Financial Officer

WILMINGTON TRUST FSB
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Facsimile No.:  (612) 217-5651
Attention:  Corporate Capital Markets

Re:	16% Second Lien Junior Secured Notes due 2014, Series [A/B]

CUSIP [29276K AG6/2927KH AH4] [29276K AJ0/29276K AF7]

Reference is hereby made to the Indenture, dated as of November ___, 2009 (the “Indenture”), among Energy XXI Gulf Coast, Inc., as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust FSB, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to  ___________________________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐   Check if Transferee will take delivery of a beneficial interest in the QIB Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to an in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Personal and each such account is a “qualified  institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transfer enumerated in the Private Placement Legend printed on the QIB Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.  ☐   Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)           ☐   such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)           ☐   such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)           ☐   such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)           ☐   such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:  _______________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer a beneficial interest in the:

[CHECK ONE OF (a) OR (b)]

(a)	☐ QIB Global Note (CUSIP 29276K AG6/29276K AJ0), or
(b)	☐ IAI Global Note (CUSIP 29276K AH4/29276K AF7).

2.	After the Transfer the Transferee will hold a beneficial interest in the:

[CHECK ONE]

(a)	☐ QIB Global Note (CUSIP 29276K AG6/29276K AJ0), or
(b)	☐ IAI Global Note (CUSIP 29276K AH4/29276K AF7).

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

ENERGY XXI GULF COAST, INC.
1021 Main, Suite 2626
Houston, TX  77002
Attention:  Chief Financial Officer

WILMINGTON TRUST FSB
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Facsimile No.:  (612) 217-5651
Attention:  Corporate Capital Markets

Re:  16% Second Lien Junior Secured Notes due 2014, Series [A/B]

(CUSIP[29276K AG6/2927KH AH4] [29276K AJ0/29276K AF7])

Reference is hereby made to the Indenture, dated as of November 12, 2009 (the “Indenture”), among Energy XXI Gulf Coast, Inc., as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust FSB, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.           Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)  ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)  ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ QIB Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

C-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:  ______________________

C-2

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

ENERGY XXI GULF COAST, INC.
1021 Main, Suite 2626
Houston, TX  77002
Attention:  Chief Financial Officer

If to the Trustee:

WILMINGTON TRUST FSB
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Facsimile No.:  (612) 217-5651
Attention:  Corporate Capital Markets

Re:  16% Second Lien Junior Secured Notes due 2014, Series [A/B]

Reference is hereby made to the Indenture, dated as of November 12, 2009 (the “Indenture”), among Energy XXI Gulf Coast, Inc., as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust FSB, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:

(a)  ☐ a beneficial interest in a Global Note, or

(b)  ☐ a Definitive Note,

we confirm that:

1.           We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.           We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) pursuant to the provisions of Rule 144(k) under the Securities Act or (E) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (D) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

D-1

3.           We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.           We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.           We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:
Dated:  _______________________

D-2

EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of November 12, 2009 (the “Indenture”) among Energy XXI Gulf Coast, Inc. (the “Company”), the Guarantors party thereto and Wilmington Trust FSB, as Trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture, and the limitations thereon, are expressly set forth in Article 12 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[ENERGY XXI (BERMUDA) LIMITED]

By:
Name:
Title:

[ENERGY XXI ONSHORE, LC]

By:
Name:
Title:

[ENERGY XXI ONSHORE, LLC]

By:
Name:
Title:

E-1

[ENERGY XXI GOM, LLC]

By:
Name:
Title:

[Acknowledged and agreed as of the date first above written in its capacity under its limited recourse Guarantee and grantor under its Security Agreement and irrevocable proxy delivered in connection with the Credit Agreement:

ENERGY XXI USA, INC.]

By:
Name:
Title:

[NAME OF OTHER GUARANTOR(S)]

By:
Name:
Title:

E-2

EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of ________________, 20___, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Energy XXI Gulf Coast, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust FSB, as Trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of November ___, 2009 providing for the issuance of 16% Second Lien Junior Secured Notes due 2014 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, each of the Company, the Guarantors and the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.           Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.           Agreement to Guarantee.  The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 12 thereof, and subject to the limitations therein.

3.           No Recourse Against Others.  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

4.           NEW YORK LAW TO GOVERN.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5.           Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.           Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.           The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Dated:  _______________, 20__

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

ENERGY XXI GULF COAST, INC.

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

WILMINGTON TRUST FSB,
as Trustee

By:
Authorized Signatory